    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 1997

                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                 BANCORPSOUTH, INC.                                BANCORPSOUTH CAPITAL TRUST I
    (Exact Name of Registrant as Specified in Its          (Exact Name of Registrant as Specified in Its
                      Charter)                                               Charter)
                     MISSISSIPPI                                             DELAWARE
           (State or Other Jurisdiction of                        (State or Other Jurisdiction of
           Incorporation or Organization)                         Incorporation or Organization)
                     64-0659571                                             APPLIED FOR
       (I.R.S. Employer Identification Number)                (I.R.S. Employer Identification Number)
                ONE MISSISSIPPI PLAZA                                  ONE MISSISSIPPI PLAZA
              TUPELO, MISSISSIPPI 38801                              TUPELO, MISSISSIPPI 38801
                   (601) 680-2000                                         (601) 680-2000
 (Address, Including Zip Code, and Telephone Number,    (Address, Including Zip Code, and Telephone Number,
               including Area Code, of                                including Area Code, of
      Registrant's Principal Executive Offices)              Registrant's Principal Executive Offices)

                             ---------------------

                                                                   Copies of communications to:
                 AUBREY B. PATTERSON                                  THEODORE W. LENZ, ESQ.
                 BANCORPSOUTH, INC.                               WALLER LANSDEN DORTCH & DAVIS,
                ONE MISSISSIPPI PLAZA                        A PROFESSIONAL LIMITED LIABILITY COMPANY
              TUPELO, MISSISSIPPI 38801                             2100 NASHVILLE CITY CENTER
                   (601) 680-2000                                        511 UNION STREET
  (Name, Address, Including Zip Code, and Telephone               NASHVILLE, TENNESSEE 37219-1760
                       Number,                                            (615) 244-6380
     Including Area Code, of Agent for Service)

                             ---------------------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
   If only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
   If this form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------
   If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                       AMOUNT          PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
       TITLE OF EACH CLASS OF SECURITIES                TO BE         AGGREGATE OFFERING    AGGREGATE OFFERING     REGISTRATION
                TO BE REGISTERED                     REGISTERED      PRICE PER UNIT(1)(2)      PRICE(1)(2)             FEE
---------------------------------------------------------------------------------------------------------------------------------
   % Capital Securities, Series A of
BancorpSouth Capital Trust I....................     $75,000,000             100%              $75,000,000           $22,728
---------------------------------------------------------------------------------------------------------------------------------
   % Junior Subordinated Debt Securities of
BancorpSouth, Inc.(3)...........................         --                   --                    --                 N/A
---------------------------------------------------------------------------------------------------------------------------------
BancorpSouth, Inc. Guarantee with respect to
Capital Securities and Common Securities(4).....         --                   --                    --                 N/A
---------------------------------------------------------------------------------------------------------------------------------
Total(5)........................................     $75,000,000             100%              $75,000,000           $22,728
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee.
(2) Such amount represents the initial offering price of the Capital Securities, Series A (the "Capital Securities") to be offered hereunder and the principal amount of Junior Subordinated Debt Securities that may be distributed upon any liquidation of BancorpSouth Capital Trust I.
(3) The Junior Subordinated Debt Securities are to be originally purchased by BancorpSouth Capital Trust I with the proceeds of the sale of the Capital Securities. No separate consideration will be received for the Junior Subordinated Debt Securities distributed upon any liquidation of BancorpSouth Capital Trust I.
(4) No separate consideration will be received for the BancorpSouth, Inc. Guarantee.
(5) This Registration Statement is deemed to cover the Junior Subordinated Debt Securities of BancorpSouth, Inc., the rights of holders of Junior Subordinated Debt Securities of BancorpSouth, Inc. under the Indenture (as defined herein), the rights of holders of the Capital Securities of BancorpSouth Capital Trust I under the Declaration (as defined herein), and the rights of holders of the Capital Securities under the Guarantee (as defined herein).

                             ---------------------

   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                                AUGUST 27, 1997
PROSPECTUS

$75,000,000

BANCORPSOUTH CAPITAL TRUST I

       % CAPITAL TRUST PASS-THROUGH SECURITIES(R)(TRUPS(R))

(LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

BANCORPSOUTH, INC.

The      % Capital Trust Pass-through Securities(R) (the "Capital Securities")
are being offered hereby by BancorpSouth Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"). BancorpSouth, Inc., a Mississippi corporation ("BancorpSouth" or the "Company"), will be the direct or indirect owner of all of the beneficial ownership interests represented by common securities of the Trust (the "Common Securities" and, collectively with the Capital Securities, the "Trust Securities"). Bankers Trust Company is the Property Trustee of the Trust. The Trust exists for the exclusive purposes of issuing the Trust Securities, investing the proceeds
thereof in      % Junior Subordinated Debt Securities (the "Junior Subordinated
Debt Securities") to be issued by the Company and certain other limited activities described herein. The Junior Subordinated Debt Securities will mature
on          , 2027 (the "Stated Maturity"). The Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Underwriting" and "Description of Capital Securities -- Subordination of Common Securities." (Continued on next page)

SEE "RISK FACTORS" BEGINNING ON PAGE 7 HEREOF FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE CAPITAL SECURITIES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

----------------------------------------------------------------------------------------------------------------
                                                PRICE TO                UNDERWRITING            PROCEEDS TO
                                                PUBLIC(1)               DISCOUNT                COMPANY(1)(2)(3)
    % Capital Securities, Series A of
  BancorpSouth Capital Trust I................  %                       %                       %
Total.........................................  $                       $                       $
----------------------------------------------------------------------------------------------------------------

(1) Plus accrued Distributions, if any, from         , 1997 to date of delivery.
(2) In view of the fact that the proceeds of the sale of the Capital Securities will be invested in the Junior Subordinated Debt Securities, the Company has agreed to pay to the Underwriters as compensation for their arranging the
    investment therein of such proceeds $      per Capital Security (or $    in
    the aggregate). See "Underwriting."
(3) Before deducting expenses payable by the Company estimated at $      .

(The) Capital Securities are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of Global Capital Securities representing the Capital Securities will be made through the facilities of The Depository Trust
Company ("DTC") on or about                      , 1997, against payments
therefor in immediately available funds.

(R)Capital Trust Pass-through Securities and TRUPS are registered service marks of Salomon Brothers Inc

SALOMON BROTHERS INC                               KEEFE, BRUYETTE & WOODS, INC.

The date of this Prospectus is          , 1997.

(Cover page continued)
     Holders of the Capital Securities and the holder of the Common Securities will be entitled to receive cumulative cash distributions, in each case arising from the payment of interest on the Junior Subordinated Debt Securities accruing from the date of original issuance and payable semi-annually in arrears on the
  day of March and September of each year, commencing March   , 1998, at the
annual rate of   % of the Liquidation Amount of $1,000 per Trust Security
("Distributions"). Subject to certain exceptions, the Company has the right to defer payments of interest on the Junior Subordinated Debt Securities at any time or from time to time for a period not exceeding ten consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"); provided, however, that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid
(together with interest thereon at the rate of   %, compounded semi-annually, to
the extent permitted by applicable law), the Company may elect to begin a new Extension Period, subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debt Securities are so deferred, Distributions on the Capital Securities and on the Common Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay certain cash distributions with respect to the Company's capital stock or to make any payment with respect to debt securities of the Company that rank pari passu in all respects with or junior to the Junior Subordinated Debt Securities. During an Extension Period, interest on the Junior Subordinated Debt Securities will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will
accumulate) at the rate of   % per annum, compounded semi-annually, and holders
of Capital Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of Junior Subordinated Debt Securities -- Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     The Company has, through the Guarantee Agreement, the Declaration, the Junior Subordinated Debt Securities and the Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed, as described herein, all of the Trust's obligations under the Capital Securities, including the Company's obligation to pay the costs, expenses and liabilities of the Trust (other than the Trust's obligations to holders of the Trust Securities under such Trust Securities). See "Relationship Among the Capital Securities, the Junior Subordinated Debt Securities and the Guarantee -- Full and Unconditional Guarantee." The Company has agreed to guarantee the payment of Distributions and payments on liquidation or redemption of the Capital Securities, but only in each case to the extent of funds held by the Trust, as described herein (the "Guarantee"). See "Description of Guarantee." If the Company does not make interest payments on the Junior Subordinated Debt Securities held by the Trust, the Trust will have insufficient funds to pay Distributions on the Capital Securities. The Guarantee does not cover the payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on Junior Subordinated Debt Securities having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder (a "Direct Action"). See "Description of Junior Subordinated Debt Securities -- Enforcement of Certain Rights by Holders of Capital Securities." The obligations of the Company under the Guarantee and the Junior Subordinated Debt Securities are subordinate and junior in right of payment to all Senior Debt (as defined in "Description of Junior Subordinated Debt
Securities -- Subordination") of the Company. In addition, because the Company is a holding company, the Junior Subordinated Debt Securities and the Guarantee are effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including deposits.

     The Trust Securities are subject to mandatory redemption (i) in whole, but not in part, at the Stated Maturity of the Junior Subordinated Debt Securities upon the redemption thereof at a redemption price equal to the principal amount of, plus accrued interest on, the Junior Subordinated Debt Securities (the "Maturity Redemption Price"), (ii) in whole, but not in part, at any time prior
to                , 2007, contemporaneously with the optional redemption of the
Junior Subordinated Debt Securities, upon the

(Cover page continued)

occurrence and continuation of a Special Event (as defined herein) at a redemption price equal to the Special Event Prepayment Price (as defined herein) (the "Special Event Redemption Price"), and (iii) in whole or in part on or
after           , 2007 contemporaneously with any optional redemption by the
Company of Junior Subordinated Debt Securities at a redemption price (the "Optional Redemption Price") equal to the Optional Prepayment Price (as defined herein). Any of the Maturity Redemption Price, the Special Event Redemption Price or the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of Capital Securities -- Mandatory Redemption." Subject to the Company having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") or any other state or federal regulatory agency having jurisdiction over the Company (collectively, the "Regulatory Authorities") if then required under applicable capital guidelines or policies of the Regulatory Authorities, the Junior Subordinated Debt Securities are redeemable prior to the Stated Maturity (i) at
any time prior to                , 2007, in whole but not in part, upon the
occurrence and continuation of a Special Event, at a redemption price (the "Special Event Prepayment Price") equal to 100% of the principal amount thereof plus accrued but unpaid interest to but excluding the date fixed for redemption
or (ii) at the option of the Company on or after           , 2007, in whole or
in part at any time at a redemption price (the "Optional Prepayment Price")
equal to   % of the principal amount thereof on        , 2007 declining ratably
on each        thereafter to 100% on or after        , 2017, plus accrued and
unpaid interest thereon to the date of redemption. See "Description of Junior Subordinated Debt Securities -- Optional Redemption" and "-- Special Event Prepayment."

     The Company, as the holder of the outstanding Common Securities, has the right at any time (including, without limitation, upon the occurrence of a Tax Event (as defined herein)) to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause a Like Amount (as defined herein) of the Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities upon liquidation of the Trust, subject to prior approval of the Regulatory Authorities to do so if then required under applicable capital guidelines or policies of the Regulatory Authorities. In the event of such termination of the Trust, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, the holders of the Capital Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which shall be in the form of a distribution of a Like Amount of Junior Subordinated Debt Securities, subject to certain exceptions. See "Description of Capital Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities."

     The Capital Securities will be represented by a global certificate in fully registered form, deposited with a custodian for and registered in the name of Cede & Co., as nominee for DTC. Beneficial interests in the Capital Securities represented by a global certificate will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. Owners of beneficial interests in the certificates representing the Capital Securities will be entitled to physical delivery of Capital Securities in certificated form in the amount of their respective beneficial interests only under the limited circumstances described herein. See "Description of Capital Securities -- Form, Denomination, Book-Entry Procedures and Transfer."

     As used herein, (i) the "Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, between the Company and Bankers Trust Company, as trustee (the "Debenture Trustee"), and (ii) the "Declaration" means the Amended and Restated Declaration of Trust relating to the Trust among the Company, as Depositor, Bankers Trust Company, as Property Trustee (the "Property Trustee"), Bankers Trust (Delaware), as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively with the Property Trustee and the Delaware Trustee, the "Issuer Trustees").

(Cover page continued)

                             ---------------------

 CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT
   STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE DEBT SECURITIES, INCLUDING STABILIZING AND SYNDICATE COVERING TRANSACTIONS. FOR A DESCRIPTION OF
                     THESE ACTIVITIES, SEE "UNDERWRITING."
                             ---------------------

     No person is authorized in connection with any offering made hereby to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and any information or representation not contained or incorporated herein must not be relied upon as having been authorized by the Company or the Underwriters (as defined herein). This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer or solicitation by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this Prospectus at any time nor any sale made hereunder shall under any circumstances imply that the information herein is correct as of any date subsequent to the date hereof.

                             AVAILABLE INFORMATION

     The Company has filed a Registration Statement on Form S-3, including amendments thereto, if any, with respect to the Capital Securities, the Junior Subordinated Debt Securities and the Guarantee (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"). This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or as previously filed with the Commission and incorporated herein by reference. For further information with respect to the Company and the Capital Securities, the Junior Subordinated Debt Securities and the Guarantee, reference is made to such Registration Statement, exhibits and schedules.

     The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Commission. The Registration Statement, as well as such reports, proxy statements and other information, may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. The Company's Common Stock, par value $2.50 per share ("Common Stock"), is listed on the New York Stock Exchange, Inc. (the "Exchange"), and such reports, proxy statements and other information may be inspected at the offices of the Exchange, 20 Broad Street, New York, New York 10005.

     No separate financial statements of the Trust have been included herein. The Company and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debt Securities and issuing the Trust Securities. See "BancorpSouth Capital Trust I," "Description of Capital Securities," "Description of Junior Subordinated Debt Securities" and "Description of Guarantee." In addition, the Company does not expect that the Trust will file reports under the Exchange Act with the Commission.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents or portions of documents filed by the Company with the Commission are incorporated herein by reference:

          (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

          (2) The Company's Amendment to Annual Report on Form 10-K/A-1 for the year ended December 31, 1996, as filed with the Commission on June 27, 1997;

          (3) The Company's Amendment to Annual Report on Form 10-K/A-2 for the year ended December 31, 1996, as filed with the Commission on July 21, 1997;

          (4) The Company's quarterly report on Form 10-Q for the three months ended March 31, 1997;

          (5) The Company's quarterly report on Form 10-Q for the three months ended June 30, 1997;

          (6) The Company's Amendment to quarterly report on Form 10-Q/A-1 for the three months ended June 30, 1997, as filed with the Commission on August 11, 1997;

          (7) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated May 14, 1997; and

          (8) The description of the Company's Common Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A, dated May 14, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. A COPY OF THESE DOCUMENTS IS AVAILABLE UPON WRITTEN OR ORAL REQUEST, AT NO CHARGE, FROM CATHY S. FREEMAN, VICE PRESIDENT AND CORPORATE SECRETARY, BANCORPSOUTH, INC., ONE MISSISSIPPI PLAZA, TUPELO, MISSISSIPPI 38801, (601) 680-2000.

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.

                          BANCORPSOUTH CAPITAL TRUST I

     The Trust is a statutory business trust created under the laws of the State of Delaware pursuant to (i) the Declaration and (ii) the filing of a certificate of trust with the Delaware Secretary of State on August 22, 1997. The Trust's business and affairs are conducted by the Issuer Trustees: Bankers Trust Company, as Property Trustee, Bankers Trust (Delaware), as Delaware Trustee, and two individual Administrative Trustees who are employees or officers of or affiliated with the Company. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debt Securities issued by the Company and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Capital Securities). The Junior Subordinated Debt Securities will be the sole assets of the Trust, and payments under the Junior Subordinated Debt Securities will be the sole revenues of the Trust. All of the Common Securities will be owned directly by the Company, or indirectly through a wholly-owned subsidiary of the Company.

                                  BANCORPSOUTH

     The Company is a bank holding company with financial services operations in Mississippi and Tennessee principally through its wholly-owned subsidiary, BancorpSouth Bank (the "Bank"), which does business in Mississippi under the name Bank of Mississippi and in Tennessee under the name Volunteer Bank. At June 30, 1997, the Company and its subsidiaries had total assets of approximately $3.82 billion and shareholders' equity of approximately $346,000,000. The Company's principal office is located at One Mississippi Plaza, Tupelo, Mississippi 38801 and its telephone number is (601) 680-2000.

     Through its subsidiaries, the Company conducts a general commercial banking and trust business through offices in communities throughout Mississippi and West Tennessee. At August 26, 1997, the Company had 93 branch offices located in Mississippi and 27 branch offices located in Tennessee. The Company has grown through the acquisition of other banks, the purchase of assets from federal regulators and through the opening of new branches and offices. In addition, the Bank operates consumer finance and credit life insurance subsidiaries.

     The Company, through the Bank, provides a range of financial services and products to individuals and small-to-medium size businesses. The Company's lending activities include both commercial and consumer loans. Various types of checking accounts, both interest bearing and non-interest bearing, are available. Savings accounts and certificates of deposit with a range of maturities and interest rates are available to meet the needs of customers. Other services include safe deposit and night depository facilities. Limited 24-hour banking with automated teller machines is provided in most of the Bank's principal markets. The Bank is an issuing bank for MasterCard and Visa, and overdraft protection is available to approved cardholders maintaining checking accounts with the Bank.

     The Company offers a variety of services through the Bank's trust department, including personal trust and estate services, certain employee benefit accounts and plans, including individual retirement accounts, and limited corporate trust functions.

                                  THE OFFERING

Securities Offered..................      $75,000,000 aggregate Liquidation
                                          Amount of  % Capital Trust
                                          Pass-through Securities (Liquidation
                                          Amount $1,000 per Capital Security).

Offering Price......................      $      per Capital Security, plus
                                          accrued Distributions, if any.

Distribution Dates..................      March      and September      of each
                                          year, commencing March  , 1998.

Extension Periods...................      Distributions (but not accruals) on
                                          Capital Securities will be deferred
                                          for the duration of any Extension
                                          Period elected by the Company with
                                          respect to the payment of interest on
                                          the Junior Subordinated Debt
                                          Securities. No Extension Period will
                                          exceed ten consecutive semi-annual
                                          periods or extend beyond the Stated
                                          Maturity of the Junior Subordinated
                                          Debt Securities. At the end of an
                                          Extension Period, the Company must pay
                                          all interest then accrued and unpaid
                                          on the Junior Subordinated Debt
                                          Securities (together with interest
                                          thereon at the annual rate of   %,
                                          compounded semi-annually from the
                                          relevant Interest Payment Date, to the
                                          extent permitted by applicable law).
                                          During an Extension Period, interest
                                          will continue to accrue and holders of
                                          Junior Subordinated Debt Securities
                                          (and holders of the Capital Securities
                                          while Capital Securities are
                                          outstanding) will be required to
                                          accrue interest income (in the form of
                                          original issue discount ("OID")) for
                                          United States federal income tax
                                          purposes. See "Description of Junior
                                          Subordinated Debt Securities -- Option
                                          to Extend Interest Payment Date" and
                                          "Certain United States Federal Income
                                          Tax Consequences -- Interest Income
                                          and Original Issue Discount."

Ranking.............................      The Capital Securities will rank pari
                                          passu, and payments thereon will be
                                          made pro rata, with the Common
                                          Securities except as described under
                                          "Description of Capital
                                          Securities -- Subordination of Common
                                          Securities." The Junior Subordinated
                                          Debt Securities will rank pari passu
                                          with all other junior subordinated
                                          debt securities to be issued by the
                                          Company pursuant to the Indenture with
                                          substantially similar subordination
                                          terms ("Other Debentures"), and which
                                          may be issued and sold (if at all) to
                                          other trusts to be established by the
                                          Company (if any), in each case similar
                                          to the Trust ("Other Trusts"), and
                                          will be unsecured and subordinate and
                                          junior in right of payment to the
                                          extent and in the manner set forth in
                                          the Indenture to all Senior Debt of
                                          the Company. See "Description of
                                          Junior Subordinated Debt Securities."
                                          The Guarantee will rank pari passu
                                          with all other guarantees (if any) to
                                          be issued by the Company with respect
                                          to capital securities (if any) to be
                                          issued by Other Trusts ("Other
                                          Guarantees") and will constitute an
                                          unsecured obligation of the Company
                                          and will rank subordinate and junior
                                          in right of payment to the extent and
                                          in the manner set forth in the
                                          Guarantee to all Senior Debt. See
                                          "Description of Guarantee." In
                                          addition, because the Company is a
                                          holding company, the Junior
                                          Subordinated Debt Securities and the
                                          Guarantee are effectively subordinated
                                          to all
                                          existing and future liabilities of the
                                          Company's subsidiaries, including
                                          deposits.

Redemption..........................      The Trust Securities are subject to
                                          mandatory redemption (i) in whole, but
                                          not in part, at the Stated Maturity of
                                          the Junior Subordinated Debt
                                          Securities upon the redemption
                                          thereof, (ii) in whole, but not in
                                          part, at any time prior to
                                                         , 2007,
                                          contemporaneously with the optional
                                          redemption of the Junior Subordinated
                                          Debt Securities upon the occurrence
                                          and continuation of a Special Event
                                          and (iii) in whole or in part at any
                                          time on or after      , 2007
                                          contemporaneously with any optional
                                          redemption by the Company of Junior
                                          Subordinated Debt Securities, in each
                                          case at the applicable Redemption
                                          Price. See "Description of Capital
                                          Securities -- Mandatory Redemption."

Rating..............................      The Capital Securities are expected to
                                          be rated "BB+" by Standard & Poor's
                                          Ratings Services and "ba1" by Moody's
                                          Investors Service, Inc. A security
                                          rating is not a recommendation to buy,
                                          sell or hold securities and may be
                                          subject to revision or withdrawal at
                                          any time by the assigning rating
                                          organization.

Absence of Market for the Capital
Securities..........................      The Capital Securities will be a new
                                          issue of securities for which there is
                                          currently no market. Although the
                                          Underwriters have informed the Trust
                                          and the Company that they currently
                                          intend to make a market in the Capital
                                          Securities, the Underwriters are not
                                          obligated to do so, and any such
                                          market making may be discontinued at
                                          any time without notice. Accordingly,
                                          there can be no assurance as to the
                                          development or liquidity of any market
                                          for the Capital Securities. See
                                          "Underwriting."

Use of Proceeds.....................      All of the proceeds from the sale of
                                          the Trust Securities will be invested
                                          by the Trust in the Junior
                                          Subordinated Debt Securities. The
                                          Company intends to apply the net
                                          proceeds from the sale of the Junior
                                          Subordinated Debt Securities to its
                                          general funds to be used for general
                                          corporate purposes, including, from
                                          time to time, the redemption or the
                                          purchase, in the open market or in
                                          privately negotiated transactions, of
                                          outstanding shares of capital stock of
                                          the Company and the making of advances
                                          to its subsidiaries, and could be used
                                          in connection with one or more future
                                          acquisitions. Pending any such
                                          application, the net proceeds may be
                                          used to make investments in
                                          interest-bearing securities or equity
                                          securities, or to reduce short-term
                                          borrowings.

ERISA Considerations................      Prospective purchasers should
                                          carefully consider the restrictions on
                                          purchase set forth under "Certain
                                          ERISA Considerations."

                                  RISK FACTORS

     Prospective purchasers of the Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters.

RANKING OF OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBT SECURITIES; EFFECT UPON CAPITAL SECURITIES

     The obligations of the Company under the Guarantee issued by the Company for the benefit of the holders of Capital Securities and under the Junior Subordinated Debt Securities are unsecured and rank subordinate and junior in right of payment to all Senior Debt (which, as defined, includes all outstanding subordinated debt of the Company) of the Company outstanding from time to time. At June 30, 1997, there was no outstanding Senior Debt of the Company; however, the Company may incur Senior Debt in the future. Upon the issuance of the Junior Subordinated Debt Securities, the Company will not have any indebtedness that ranks pari passu with or junior to its obligations under the Guarantee and the Junior Subordinated Debt Securities. Because the Company is a bank holding company, the right of the Company to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of such subsidiary, except to the extent that the Company may itself be recognized as a creditor of such subsidiary. Accordingly, the Junior Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Junior Subordinated Debt Securities should look only to the assets of the Company for payments on the Junior Subordinated Debt Securities. Because the Company is a holding company with limited assets and liabilities, a substantial portion of the consolidated liabilities of the Company are liabilities of its subsidiaries. The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Debt in the same manner as the Junior Subordinated Debt Securities. None of the Indenture, the Guarantee or the Declaration places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Company or any subsidiary. See "Description of Junior Subordinated Debt
Securities -- Subordination" and "Description of Guarantee -- Status of the Guarantee."

     The ability of the Trust to pay amounts due on the Capital Securities is solely dependent upon the Company making payments on the Junior Subordinated Debt Securities as and when required.

STATUS OF THE COMPANY AS A BANK HOLDING COMPANY

     The Company is a legal entity separate and distinct from the Bank and its other subsidiaries, although the principal source of the Company's cash revenues is dividends from the Bank. The right of the Company to participate in the distribution of assets of any subsidiary, including the Bank, upon the latter's liquidation, reorganization or otherwise (and thus the ability of the holders of Capital Securities to benefit indirectly from any such distribution) will be subject to the prior claims of such subsidiary's creditors, which will take priority except to the extent that the Company may itself be a creditor of such subsidiary with a recognized claim. Accordingly, the Junior Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Junior Subordinated Debt Securities should look only to the assets of the Company for payments on the Junior Subordinated Debt Securities. Because the Company is a holding company with limited assets and liabilities, a substantial portion of the consolidated liabilities of the Company are liabilities of its subsidiaries. The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Debt in the same manner as the Junior Subordinated Debt Securities. As a holding company, the Company conducts its operations principally through its direct and indirect subsidiaries and, therefore, its principal source of cash, other than its investing and financing activities, is receipt of dividends from the Bank. However, there are legal limitations on the source and amount of dividends that the Bank is permitted to pay.

OPTION TO EXTEND INTEREST PAYMENT DATE; TAX CONSEQUENCES; MARKET PRICE CONSEQUENCES

     So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debt Securities at any time or from time to time for a period not exceeding ten consecutive semi-annual periods with respect to each Extension Period; provided, however, that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Trust will also be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will
accumulate additional Distributions thereon at the rate of      % per annum,
compounded semi-annually) from the relevant payment date for such Distributions during any such Extension Period. During any Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (ii) make any payment of principal, interest or premium, if any, on, or repay, repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in interest to, the Junior Subordinated Debt Securities or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in Common Stock of the Company, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Company's Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plan or any other contractual obligation of the Company (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (f) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any Extension Period, the Company may further extend such Extension Period; provided, however, that such extension does not cause such Extension Period to exceed ten consecutive semi-annual periods or to extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debt
Securities (together with interest thereon at the annual rate of      %,
compounded semi-annually, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Capital
Securities -- Distributions" and "Description of Junior Subordinated Debt Securities -- Option to Extend Interest Payment Date."

     Because the Company currently believes that the likelihood of its exercising its option to defer payments of interest is remote, the Junior Subordinated Debt Securities will be treated under Treasury regulations as issued without OID for United States federal income tax purposes. As a result, holders of Capital Securities generally will include their allocable share of the interest on the Junior Subordinated Debt Securities in taxable income under their own methods of tax accounting (i.e., cash or accrual). Under the Treasury regulations, however, if the Company exercises its right to defer payments of interest, the Junior Subordinated Debt Securities will become OID instruments. Consequently, holders of Capital Securities will be required to include their pro rata share of OID in gross income as it accrues for United States federal income tax purposes in advance of the receipt of cash attributable to such interest income and such holders will not receive the cash related to such income if they dispose of the Capital Securities prior to the record date for payment of distributions thereafter. See "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sales of Capital Securities."

     Should the Company elect to exercise its right to defer payments of interest on the Junior Subordinated Debt Securities in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments on the Junior Subordinated Debt Securities, the market price of the Capital Securities (which represent beneficial ownership interests in the Trust holding the Junior Subordinated Debt Securities as its sole assets) may be more volatile than the market prices of other securities that are not subject to such deferrals.

SPECIAL EVENT REDEMPTION; POSSIBLE TAX LAW CHANGES AFFECTING THE CAPITAL SECURITIES

     Upon the occurrence and continuation of a Special Event, the Company may within 90 days after the occurrence of such Special Event, at its option and subject to receipt of prior approval of the Regulatory Authorities if such approval is then required under applicable law, rules, guidelines or policies, redeem the Junior Subordinated Debt Securities in whole, but not in part, at the Special Event Prepayment Price. In such event, the Trust will redeem the Trust Securities. See "Description of Junior Subordinated Debt Securities -- Special Event Prepayment", "Description of Capital Securities -- Mandatory Redemption" and "Description of Capital Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities."

     A "Special Event" means a Tax Event, an Investment Company Event or a Regulatory Capital Event, as the case may be.

     A "Tax Event" means the receipt by the Company of an opinion of independent counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of original issuance, there is more than an insubstantial risk that (x) if the Junior Subordinated Debt Securities are held by or on behalf of the Trust
(i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debt Securities, or subject to more than a de minimis amount of other taxes, duties or other governmental charges as determined by such counsel, or (ii) interest payable by the Company on the Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (y) with respect to Junior Subordinated Debt Securities which are no longer held by the Trust, any portion of interest payable by the Company on the Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion will not be, deductible by the Company for United States federal income tax purposes.

     An "Investment Company Event" means the receipt by the Company of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of original issuance of the Capital Securities.

     A "Regulatory Capital Event" means that the Company shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve or any successor thereto having regulatory jurisdiction over the capital requirements for the Company or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Capital Securities, the Capital Securities do not constitute, or within 90 days of the date thereof, will not constitute, Tier 1 capital (or its then equivalent); provided, however, that the distribution of the Junior Subordinated Debt Securities in connection with the liquidation of the Trust by the Company and the treatment thereafter of the Junior Subordinated Debt Securities as other than Tier 1 capital shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Special Event.

     There can be no assurance that a Special Event will not occur that may result in the redemption of the Junior Subordinated Debt Securities for cash, in which event the holders of the Capital Securities would receive cash in redemption of their Capital Securities. See "Description of Capital
Securities -- Mandatory Redemption" and "Description of Junior Subordinated Debt Securities -- Special Event Prepayment."

LIQUIDATION DISTRIBUTION OF JUNIOR SUBORDINATED DEBT SECURITIES

     The Company has the right at any time to distribute the Junior Subordinated Debt Securities to holders of the Trust Securities. Under current United States federal income tax law, a distribution of Junior Subordinated Debt Securities upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of dissolution of the Trust, the distribution of the Junior Subordinated Debt Securities may constitute a taxable event to holders of Capital Securities. Moreover, upon occurrence of a Special Event, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "Certain United States Federal Income Tax
Consequences -- Distribution of Junior Subordinated Debt Securities or Cash Upon Liquidation of the Trust."

     There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debt Securities that may be distributed in exchange for Capital Securities if a liquidation of the Trust occurs. Accordingly, the Capital Securities or the Junior Subordinated Debt Securities may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debt Securities on termination of the Trust, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debt Securities and should carefully review all the information regarding the Junior Subordinated Debt Securities contained herein. See "Description of Capital Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities" and "Description of Junior Subordinated Debt Securities -- General."

RIGHTS UNDER THE GUARANTEE

     The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (unless the Junior Subordinated Debt Securities are distributed to holders of the Capital Securities), the lesser of
(a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities after the satisfaction of liabilities to creditors of the Trust as provided by applicable law.

     The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee (as defined herein) in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debt Securities, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Company to pay principal of or interest on the Junior Subordinated Debt Securities on the applicable payment date, then a holder of Capital Securities may institute a Direct Action. Notwithstanding any payments made to a holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of and interest on the Junior Subordinated Debt Securities, and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities or assert directly any other rights in respect of the Junior Subordinated Debt Securities. See "Description of Junior Subordinated Debt Securities -- Enforcement of Certain Rights by Holders of Capital Securities," "Description of Junior Subordinated Debt
Securities -- Debenture Events of Default" and "Description of Guarantee." The Declaration provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture. Bankers Trust Company will act as Guarantee Trustee under the Guarantee Agreement and will hold the Guarantee for the benefit of the holders of the Capital Securities. Bankers Trust Company will also act as Property Trustee under the Declaration and as Debenture Trustee under the Indenture.

LIMITED VOTING RIGHTS

     Holders of Capital Securities will generally have limited voting rights relating only to the modification of the Capital Securities, the dissolution, winding-up or liquidation of the Trust, and the exercise of the Trust's rights as holder of Junior Subordinated Debt Securities. The right to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee is vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Company may amend the Declaration without the consent of holders of Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust, even if such action adversely affects the interests of such holders. See "Description of Capital Securities -- Removal of Issuer Trustees" and "-- Voting Rights; Amendment of the Declaration."

ABSENCE OF PUBLIC MARKET

     There is no existing market for the Capital Securities and there can be no assurance as to the liquidity of any markets that may develop for the Capital Securities, the ability of the holders to sell their Capital Securities, or at what price holders of the Capital Securities, will be able to sell their Capital Securities, as the case may be. Future trading prices of the Capital Securities will depend on many factors including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. The Underwriters have informed the Trust and the Company that the Underwriters intend to make a market in the Capital Securities offered hereby; however, the Underwriters are not obligated to do so and any such market making activity may be terminated at any time without notice to the holders of the Capital Securities.

                                USE OF PROCEEDS

     All of the proceeds from the sale of the Trust Securities will be invested by the Trust in the Junior Subordinated Debt Securities. The Company intends to apply the net proceeds from the sale of the Junior Subordinated Debt Securities to its general funds to be used by its management for general corporate purposes, including, from time to time, the redemption or the purchase, in the open market or in privately negotiated transactions, of outstanding shares of capital stock of the Company, and the making of advances to its subsidiaries. A portion of such proceeds could be used in connection with one or more future acquisitions. Pending such application by the Company, such net proceeds may be invested in interest-bearing securities or equity securities, or used to reduce short-term borrowings.

     The Company is required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. On October 21, 1996, the Federal Reserve announced that cumulative preferred securities having the characteristics of the Capital Securities which qualify as a minority interest could be included as Tier 1 capital for bank holding companies. Such Tier 1 capital treatment, together with the Company's ability to deduct, for income tax purposes, interest payable on the Junior Subordinated Debt Securities, will provide the Company with a more cost-effective means of obtaining capital for regulatory purposes than other Tier 1 capital alternatives currently available to it.

                          BANCORPSOUTH CAPITAL TRUST I

     The Trust is a statutory business trust created under Delaware law pursuant to (i) the original declaration of trust executed by the Company, as Depositor, Bankers Trust (Delaware), as Delaware Trustee, and the Administrative Trustees named therein, which original declaration of trust will be amended and restated and executed by the Company, as Depositor, Bankers Trust Company, as Property Trustee, Bankers Trust (Delaware), as Delaware Trustee, and the Administrative Trustees named therein (the "Declaration"), and (ii) the filing of a certificate of trust with the Delaware Secretary of State on August 22, 1997. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debt Securities and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Capital Securities). Accordingly, the Junior Subordinated Debt Securities will be the sole assets of the Trust, and payments under the Junior Subordinated Debt Securities will be the sole revenues of the Trust. All of the Common Securities will be owned directly by the Company, or indirectly through a wholly-owned subsidiary of the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an Event of Default under the Declaration resulting from a Debenture Event of Default (or other event that, with notice or the passage of time or both, would become such an Event of Default), the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Capital Securities -- Subordination of Common Securities." The Company will acquire Common Securities in an aggregate Liquidation Amount equal to 3% of the total capital of the Trust. The Trust has a term of 40 years, but may dissolve earlier as provided in the Declaration. The Trust's business and affairs are conducted by its trustees, each appointed by the Company as holder of the Common Securities. The trustees for the Trust will be Bankers Trust Company, as the Property Trustee, Bankers Trust (Delaware), as the Delaware Trustee, and two individual trustees as Administrative Trustees who are employees or officers of or affiliated with the Company. Bankers Trust Company, as Property Trustee, will act as sole indenture trustee under the Declaration. Bankers Trust Company will also act as trustee under the Guarantee Agreement and the Indenture. See "Description of Junior Subordinated Debt Securities" and "Description of Guarantee." The holder of the Common Securities of the Trust, or the holders of a majority in Liquidation Amount of the Capital Securities if an Event of Default under the Declaration resulting from a Debenture Event of Default has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Declaration. Pursuant to the expense provisions under the Indenture, the Company, as obligor on the Junior Subordinated Debt Securities, will pay all fees and expenses related to the Trust and the offering of the Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. See "Description of Capital Securities -- Expenses and Taxes." The principal executive office of the Trust is c/o BancorpSouth, Inc., One Mississippi Plaza, Tupelo, Mississippi 38801, Telephone: (601) 680-2000,
Attention: Cathy S. Freeman, Secretary.

                                  BANCORPSOUTH

     The Company is a bank holding company with financial services operations in Mississippi and Tennessee principally through its wholly-owned subsidiary, BancorpSouth Bank. At June 30, 1997, the Company and its subsidiaries had total assets of approximately $3.82 billion and shareholders' equity of approximately $346,000,000.

     Through the Bank, the Company conducts a general commercial banking and trust business through offices in communities throughout Mississippi as Bank of Mississippi and throughout West Tennessee as Volunteer Bank. At August 26, 1997, the Company had 93 branch offices located in Mississippi and 27 branch offices located in Tennessee. The Company has grown through the acquisition of other banks, the purchase of assets from federal regulators and through the opening of new branches and offices. In addition, the Bank operates consumer finance and credit life insurance subsidiaries.

     The Company, through the Bank provides a range of financial services and products to individuals and small-to-medium size businesses. Various types of checking accounts, both interest bearing and non-interest bearing, are available. Savings accounts and certificates of deposit with a range of maturities and interest rates are available to meet the needs of customers. Other services include safe deposit and night depository facilities. Limited 24-hour banking with automated teller machines is provided in most of the Bank's principal markets. The Bank is an issuing bank for MasterCard and Visa, and overdraft protection is available to approved cardholders maintaining checking accounts with the Bank.

     The Company offers a variety of services through the Bank's trust department including personal trust and estate services, certain employee benefit accounts and plans, including individual retirement accounts, and limited corporate trust functions.

LENDING ACTIVITIES

     The Company's lending activities include both commercial and consumer loans. Loan originations are derived from a number of sources including real estate broker referrals, mortgage loan companies, direct solicitation by the Company's loan officers, present savers and borrowers, builders, attorneys, walk-in customers and, in some instances, other lenders. The Company has established disciplined and systematic procedures for approving and monitoring loans that vary depending on the size and nature of the loan.

  Commercial Lending

     The Company offers a variety of commercial loan services including term loans, lines of credit, equipment and receivable financing and agricultural loans. A broad range of short-to-medium term commercial loans, both secured and unsecured are made available to businesses for working capital (including inventory and receivables), business expansion (including acquisition and development of real estate and improvements), and the purchase of equipment and machinery. At times, the Company also makes construction loans to real estate developers for the acquisition, development and construction of residential subdivisions.

     Commercial loans are granted based on the borrower's ability to generate cash flow to support its debt obligations and other cash related expenses. Commercial loans entail certain additional risks since they usually involve large loan balances to single borrowers or a related group of borrowers, resulting in a more concentrated loan portfolio. Further, because their payment is usually dependent upon the successful operation of the commercial enterprise, they also are subject to adverse conditions in the economy. A borrower's ability to repay commercial loans is substantially dependent on the success of the business itself and on the quality of its management. As a general practice, the Company takes as collateral a security interest in any available real estate, equipment, inventory, receivables or other personal property although such loans may also be made infrequently on an unsecured basis. Generally, the Company requires personal guaranties of its commercial loans to offset the risks associated with such loans.

     The Company has very little exposure as an agricultural lender. Crop production loans are either fully supported by the collateral and financial strength of the borrower or else a 90% loan guaranty is obtained through the Farmers Home Administration on such loans.

  Residential Consumer Lending

     A portion of the Company's lending activities consists of the origination of fixed and adjustable rate residential mortgage loans secured by owner-occupied property. Home mortgage lending is unique in that a broad geographic territory may be serviced by originators working from strategically placed offices either within the Company's traditional banking facilities or from affordable storefront locations in commercial buildings. In addition, the Company offers construction loans, second mortgages, home improvement loans and home equity lines of credit. The Company's banking subsidiary has received an "outstanding" CRA rating from the Federal Deposit Insurance Corporation after its most recent examination.

     The Company finances the construction of individual, owner-occupied houses on the basis of written underwriting and construction loan management guidelines. First mortgage construction loans are made to solvent and competent contractors for structures under development on both a pre-sold and a "speculation" basis. Such loans are also made to qualified individual borrowers and are generally supported by a take-out commitment from a permanent lender. The Company makes residential construction loans to individuals who intend to erect owner-occupied housing on a purchased parcel of real estate. The construction phase of these loans has certain risks, including the viability of the contractor, the contractor's ability to complete the project and changes in interest rates.

     In most cases, the Company will sell its mortgage loans of 15 or more years in term in the secondary market. The sale to the secondary market allows the Company to hedge against the interest rate risks related to such lending operations. This arrangement allows the Company to accommodate the demand for long-term financing while eliminating the interest rate risk for the 15 to 30 year period generally associated with such loans. After the sale of a loan, the Company's only involvement is to act as a servicing agent.

     The Company in most cases requires title, fire, extended casualty insurance and, where required by applicable regulations, flood insurance to be obtained by the borrower. The Company maintains its own errors and omissions insurance policy to protect against loss in the event of failure of a mortgagor to pay premiums on fire and other hazard insurance policies. Mortgage loans originated by the Company customarily include a "due on sale" clause giving the Company the right to declare a loan immediately due and payable in the event, among other matters, that the borrower sells or otherwise disposes of the real property subject to a mortgage. In general, the Company enforces due on sale clauses. Borrowers are typically permitted to refinance or prepay loans at their option without penalty.

  Non-Residential Consumer Lending

     Non-residential consumer loans made by the Company include loans for automobiles, recreation vehicles, boats and other personal purposes, personal (secured and unsecured) and deposit account secured loans. In addition, the Company provides federally insured or guaranteed student loans to students at universities and community colleges in the Company's market areas. The Company also conducts various indirect lending activities through established retail companies in its market areas. Non-residential consumer loans are attractive to the Company because they typically have a shorter term and carry higher interest rates than that charged on other types of loans. Non-residential consumer loans, however, do pose additional risks of collectability when compared to traditional types of loans granted by commercial banks such as residential mortgage loans.

     The Company also issues credit cards solicited on the basis of applications received through referrals from the Company's bank branch networks. The Company generally has a small portfolio of credit card receivables outstanding. Credit card lines are underwritten using conservative credit criteria, including past credit history and debt-to-income ratios, similar to the credit policies applicable to other personal consumer loans.

     Consumer loans are granted based on employment and financial information solicited from prospective borrowers as well as credit records collected from various reporting agencies. Stability of the borrower, willingness to pay and credit history are the primary factors to be considered. The availability of collateral is also a factor considered in making such a loan. The Company seeks collateral that can be assigned and has good marketability with a clearly adequate margin of value. The geographic area of the borrower is another consideration, with preference given to borrowers in the Company's market area.

ASSET QUALITY

     Management seeks to maintain a high quality of assets through conservative underwriting and sound lending practices. Management intends to follow this policy even though it may result in foregoing the funding of higher yielding loans. While there is no assurance that the Company will not suffer losses on its loans, management believes that the Company has in place adequate underwriting and loan administration policies and personnel to manage the associated risks prudently.

     In an effort to maintain the quality of the loan portfolio, management seeks to minimize higher risk types of lending. These loans include loans to provide initial equity and working capital to new businesses with no other capital strength, loans secured by unregistered stock, loans for speculative transactions in stock, land or commodity markets, loans to borrowers or the taking of collateral outside the Company's market area, loans dependent on secondary liens as primary collateral, and non-recourse loans. In cases where these loans are approved, additional precautions are generally taken in order to reduce the Company's risk of loss.

     The Board of Directors of the Company concentrates its efforts and resources, and that of its management and lending officials, on loan review and underwriting policies. Loan status and monitoring is handled through the Company's Loan Administration Department. Weak financial performance is identified and monitored using past due reporting, the internal loan rating system, loan review reports, the various loan committee functions, and periodic Asset Quality Rating Committee meetings. Senior loan officers have established a review process with the objective of quickly identifying, evaluating, and initiating necessary corrective action for substandard loans. The results of loan reviews are reported to the audit committee of the Board of Directors. Combined, these components are integral elements of the Company's loan program which has resulted in its loan portfolio performance to date. Nonetheless, management maintains a cautious outlook in anticipating the potential effects of uncertain economic conditions (both locally and nationally) and the possibility of more stringent regulatory standards.

ALLOWANCE FOR LOAN LOSSES

     The Company maintains disciplined and systematic procedures for the collection of delinquent loan payments. When a borrower fails to make a required payment on a loan, the Company attempts to have the deficiency cured by communicating with the borrower. In most cases, deficiencies are cured promptly. The account officer handles the administration of the loan throughout its term and, depending on the size and complexity of the loan, the Loan Administration Department may be involved in the work out of a problem loan as may be required to resolve the problem in a way that assures that the Company's loss exposure is minimized. If a delinquency is not cured, it is the Company's general policy to institute appropriate legal action to collect the loan, including foreclosing on any collateral securing the loan and obtaining a deficiency judgment against the borrower, if appropriate. Loans are generally placed on nonaccrual status if, in management's opinion, payment in full of principal and interest is not expected, or when payment of principal or interest is more than 90 days past due, unless the loan is both well-secured and in the process of collection.

     In originating loans, the Company recognizes that credit losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a secured loan, the quality of the collateral for the loan as well as general economic conditions. The Company has a disciplined and systematic methodology which is employed in determining the appropriate level for the allowance for loan and lease losses ("ALLL"). The Loan Reserve Valuation Committee (the "Committee"), a committee of senior officers from the Loan Administration, Lending and Finance Departments appointed by the Board of Directors of the Company, reviews the adequacy of the ALLL. An amount is provided as a charge against current income, based on the recommendation of the Committee and senior management's approval, to maintain the ALLL at a level sufficient to absorb possible losses inherent in the Company's loan portfolio. This provision is determined after examining potential losses in specific credits and considering the general risks associated with lending functions such as current and anticipated economic conditions, business trends in the Company's region and nationally, historical experience as related to losses, changes in the mix of the loan portfolio and credits which bear substantial risk of loss but which cannot be readily quantified.

     A key factor in determining the amount of the ALLL is the Company's loan classification system. The Company conducts periodic internal examinations of its banking subsidiary's loan portfolio. In conducting such reviews, the Company utilizes a rating system similar to the rating system used by the Federal Deposit Insurance Corporation. The Company has a disciplined approach for assigning credit ratings and classifications to individual credits. Each credit is assigned a grade by the loan officer at origination which serves as a basis for the credit analysis of the entire portfolio. Periodically, loan officers review the status of each credit and update its grading. The gradings assigned by the loan officer are reviewed by an independent Loan Review Department. The Loan Review Department is responsible for reviewing the credit rating and classification of individual credits. The department also assesses trends in the overall portfolio, adherence to internal credit policies and loan administration procedures and other factors which may affect the overall adequacy of the ALLL. In addition to assessing loan quality, loan reviews include tracking loan growth, deposit growth, past due statistics, charge-offs and recoveries, and overdrafts. Loan operations, loan documentation, and loan compliance are also examined in detail. The Loan Review Department reports its findings to the Committee to consider in establishing the ALLL.

     The Committee is responsible for ensuring that the ALLL provides coverage of both known and inherent losses. The Committee meets at least quarterly to determine the amount of additions to the ALLL. Management continues to actively monitor the Company's asset quality and to charge off loans against the ALLL when appropriate or to provide specific loan allowances when necessary. Although management believes it uses the best information available to make determinations with respect to the ALLL, future adjustments may be necessary if economic conditions differ from the economic conditions in the assumptions used in making the final determinations.

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited summary sets forth certain historical consolidated financial information for the Company and its subsidiaries for the periods indicated. The financial information set forth below is derived from, and should be read in conjunction with, the consolidated financial statements, and notes thereto, of the Company which have been incorporated herein by reference. See "Incorporation of Certain Information by Reference."

                               BANCORPSOUTH, INC.
                   SELECTED HISTORICAL FINANCIAL INFORMATION

                                                                                               SIX MONTHS
                                           YEAR ENDED DECEMBER 31,                           ENDED JUNE 30,
                        --------------------------------------------------------------   -----------------------
                           1992         1993         1994         1995         1996         1996         1997
                        ----------   ----------   ----------   ----------   ----------   ----------   ----------
                             (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE AMOUNTS)               (UNAUDITED)
EARNINGS SUMMARY:
Interest revenue......  $  202,920   $  193,869   $  207,895   $  252,427   $  277,919   $  134,922   $  149,268
Interest expense......      92,143       78,715       85,029      114,457      126,505       61,483       69,249
                        ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net interest
  revenue.............     110,777      115,154      122,866      137,970      151,414       73,439       80,019
Provision for credit
  losses..............      12,843        9,032        5,946        6,206        8,804        4,504        3,649
                        ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net interest revenue,
  after provision for
  credit losses.......      97,934      106,122      116,920      131,764      142,610       68,935       76,370
Other revenue.........      23,767       26,776       26,012       31,240       40,745       18,914       21,451
Other expense.........      89,779       93,176       99,372      111,750      118,472       56,445       62,303
                        ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income before income
  taxes and effect of
  accounting change...      31,922       39,722       43,560       51,254       64,883       31,404       35,518
Income taxes..........       9,048       10,216       12,832       15,750       22,000       10,755       11,631
                        ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income before effect
  of accounting
  change..............      22,874       29,506       30,728       35,504       42,883       20,649       23,887
Cumulative effect of
  change in accounting
  for income taxes....          --        3,429           --           --           --           --           --
                        ----------   ----------   ----------   ----------   ----------   ----------   ----------
         Net income...  $   22,874   $   32,935   $   30,728   $   35,504   $   42,883   $   20,649   $   23,887
                        ==========   ==========   ==========   ==========   ==========   ==========   ==========
Weighted average
  common shares
  outstanding.........      17,420       19,858       20,373       21,105       21,213       21,217       22,475
Common shares
  outstanding at
  period end..........      17,161       20,062       20,326       20,997       21,013       21,033       22,230

PER SHARE DATA:
Net Income............  $     1.33   $     1.49   $     1.51   $     1.69   $     2.02   $     0.97   $     1.06
Cash dividends........  $     0.51   $     0.54   $     0.555  $     0.62   $     0.70   $     0.34   $     0.38
Book value............  $    10.56   $    11.82   $    12.44   $    13.72   $    15.01   $    14.28   $    15.57
BALANCE SHEET DATA (PERIOD END):
Available-for-Sale
  securities..........  $  125,559   $  275,088   $  194,029   $  239,755   $  230,739   $  245,381   $  321,361
Held-to-Maturity
  securities..........     504,545      389,653      552,832      439,303      530,066      492,303      574,341
Loans, net of unearned
  discount and fees...   1,600,249    1,785,933    2,025,614    2,295,166    2,469,334    2,414,588    2,584,607
Allowance for credit
  losses..............      24,116       27,468       30,830       34,636       37,272       36,637       38,721
Intangibles...........         N/A          N/A        6,087        7,035       15,452        7,405       17,925
Total assets..........   2,622,154    2,802,044    3,019,118    3,306,159    3,617,239    3,470,149    3,821,106
Deposits..............   2,310,168    2,466,285    2,598,669    2,863,612    3,161,379    2,998,224    3,342,763
Debt..................      32,309       31,101       67,416       73,624       55,778       81,688       48,928
Shareholders'
  equity..............  $  199,888   $  233,168   $  252,852   $  288,095   $  315,324   $  300,371   $  346,089

                                                                                                        SIX MONTHS
                                                YEAR ENDED DECEMBER 31,                               ENDED JUNE 30,
                          --------------------------------------------------------------------  --------------------------
                              1992          1993          1994          1995          1996          1996          1997
                          ------------  ------------  ------------  ------------  ------------  ------------  ------------
                                  (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE AMOUNTS)                  (UNAUDITED)
BALANCE SHEET DATA (AVERAGE):
Securities..............  $    619,510  $    651,492  $    694,129  $    700,315  $    711,231  $    694,916  $    860,043
Loans, net of unearned
  discount..............     1,550,745     1,675,048     1,881,922     2,146,967     2,410,746     2,347,446     2,529,350
Total assets............     2,503,499     2,659,785     2,884,539     3,151,297     3,452,921     3,378,313     3,760,026
Deposits................     2,210,934     2,342,137     2,513,493     2,732,450     2,982,838     2,915,546     3,279,274
Total debt..............        47,026        37,979        61,818        73,158        83,978        80,314        54,281
Shareholders' equity....  $    185,925  $    218,504  $    240,929  $    268,395  $    299,749  $    292,517  $    335,672
SELECTED RATIOS:
Return on Average
  Assets................          0.91%         1.24%         1.07%         1.13%         1.24%         1.22%         1.27%
Return on Average
  Shareholders' Equity..         12.30%        15.07%        12.75%        13.23%        14.31%        14.12%        14.23%
Net Interest Margin.....          5.02%         4.89%         4.76%         4.86%         4.81%         4.84%         4.70%
Tier 1 Capital Ratio....           N/A           N/A         11.31%        12.11%        12.14%        12.07%        12.69%
Risk Adjusted Capital
  Ratio.................           N/A           N/A         13.94%        13.97%        13.39%        13.91%        13.94%
Leverage Ratio..........           N/A           N/A          8.33%         8.56%         8.56%         8.44%         8.87%
Allowance for Credit
  Losses to Net Loans...          1.51%         1.54%         1.52%         1.51%         1.51%         1.52%         1.50%
Allowance for Credit
  Losses/ Nonperforming
  Loans.................        113.17%       222.11%       381.04%       513.35%       422.20%       506.39%       467.19%
Net Charge-Offs to
  Average Net Loans.....          0.63%         0.34%         0.14%         0.15%         0.26%         0.21%         0.22%
Nonperforming Assets to
  Total Assets..........          0.97%         0.50%         0.33%         0.28%         0.29%         0.28%         0.29%

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the Company for the periods indicated:

                                                                                           SIX MONTHS
                                                                                             ENDED
                                                           YEAR ENDED DECEMBER 31,          JUNE 30,
                                                      ---------------------------------   ------------
                                                      1992   1993    1994   1995   1996   1996   1997
                                                      ----   -----   ----   ----   ----   ----   -----
Ratio of earnings to fixed charges (excluding
  interest on deposits).............................  7.81x  10.76x  8.43x  7.91x  9.20x  8.89x  15.18x
Ratio of earnings to fixed charges (including
  interest on deposits).............................  1.35x   1.50x  1.51x  1.45x  1.51x  1.51x   1.51x

                                 CAPITALIZATION

     The following unaudited table sets forth (i) the consolidated capitalization of BancorpSouth at June 30, 1997, and (ii) as adjusted for the offering of the Capital Securities. This table is based on, and is qualified in its entirety by, the historical consolidated financial statements of BancorpSouth, including the related notes thereto, which are included in documents incorporated by reference herein, and should be read in conjunction therewith.

                                                                        JUNE 30, 1997
                                                              ----------------------------------
                                                                         AS ADJUSTED FOR CAPITAL
                                                               ACTUAL      SECURITIES ISSUANCE
                                                              --------   -----------------------
                                                                    (DOLLARS IN THOUSANDS)
Long-term Debt..............................................  $ 48,928          $ 48,928
Total Long-term Debt........................................  $ 48,928          $ 48,928
Company-Obligated Mandatorily Redeemable
  Capital Securities of Subsidiary Trust(1).................        --          $ 75,000
Common Stock, $2.50 par value; Authorized -- 500,000,000
  shares, Issued -- 22,395,975 shares.......................  $ 55,990          $ 55,990
Additional Paid In Capital..................................  $ 95,804          $ 95,804
Retained Earnings...........................................  $194,641          $194,641
Unrealized Gain on Available-For-Sale Securities, net of
  tax.......................................................  $  3,137          $  3,137
Unearned Compensation.......................................  $   (413)         $   (413)
Treasury Stock at Cost, 165,868 shares......................  $ (3,070)         $ (3,070)
Total Shareholders' Equity..................................  $346,089          $346,089
Equity/Assets Ratio.........................................      9.06%             8.88%
Tier 1 Risk-Based Capital Ratio.............................     12.69%            15.41%
Total Risk-Based Capital Ratio..............................     13.94%            16.66%
Leverage Capital Ratio......................................      8.87%            10.63%


---------------

(1) The "Company-Obligated Mandatorily Redeemable Capital Securities of Subsidiary Trust" reflects the Capital Securities at their issue price. As
    described herein, the sole assets of the Trust will be $75,000,000 of      %
    Junior Subordinated Debt Securities, which will mature on          , 2027.
    The Company owns all of the Common Securities of the Trust. It is anticipated that the Trust will not be subject to the reporting requirements under the Exchange Act.
(2) Assumes the proceeds from the issuance of Capital Securities are invested in mortgage-backed securities which have a 20% risk weight.

                              ACCOUNTING TREATMENT

     The financial statements of the Trust will be consolidated into the Company's consolidated financial statements, with the Capital Securities treated as minority interest and shown in the Company's consolidated balance sheet as "Company-Obligated Mandatorily Redeemable Capital Securities of Subsidiary Trust." The financial statement footnotes of the Company will reflect that the sole asset of the Trust will be $75,000,000 principal amount of the Junior
Subordinated Debt Securities, bearing interest at   % per annum and maturing on
         , 2027. The Company will record Distributions payable on the Capital Securities as interest expense in the Company's consolidated statements of income. All future reports filed by the Company under the Exchange Act will present information regarding the Trust and other similar trusts in the manner described above.

                       DESCRIPTION OF CAPITAL SECURITIES

     Pursuant to the terms of the Declaration, the Issuer Trustees on behalf of the Trust will issue the Capital Securities and the Common Securities. The Capital Securities will represent beneficial ownership interests in the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust over the Common Securities, as well as other benefits as described in the Declaration. See "-- Subordination of Common Securities." The Declaration has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). By its terms, the Declaration will incorporate certain provisions of the Trust Indenture Act, and the Declaration will be subject to and governed by the Trust Indenture Act. This summary of certain provisions of the Capital Securities, the Common Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration, including the definitions therein of certain terms. The form of the Declaration is available upon request from the Issuer Trustees.

GENERAL

     The Capital Securities will be limited to $75,000,000 aggregate Liquidation Amount at any one time outstanding. The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "-- Subordination of Common Securities." Legal title to the Junior Subordinated Debt Securities will be held by the Property Trustee on behalf of the Trust in trust for the benefit of the holders of the Capital Securities and Common Securities. The Guarantee Agreement executed by the Company for the benefit of the holders of the Capital Securities (the "Guarantee Agreement") will provide for the Guarantee on a subordinated basis with respect to the Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption of the Capital Securities or on liquidation of the Trust when the Trust does not have funds on hand available to make such payments. See "Description of Guarantee."

DISTRIBUTIONS

     The Capital Securities represent beneficial ownership interests in the Trust, and Distributions on each Capital Security will be payable at the annual
rate of   % of the stated Liquidation Amount of $1,000, and will be payable
semi-annually in arrears on March   and September   of each year to the holders
of the Capital Securities at the close of business on the        or
(each, a "record date"), as the case may be, next preceding the relevant Distribution Date (as defined herein). Distributions on the Capital Securities will be cumulative. Distributions will accumulate from the date of original issuance. The first Distribution Date for the Capital Securities will be March
  , 1998. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined herein), payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payments in respect to any such delay) with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

     So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debt Securities at any time or from time to time for a period not exceeding ten consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. As a consequence of any such election, semi-annual Distributions on the Capital Securities by the Trust will be deferred during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional
Distributions thereon at the rate per annum of   % thereof, compounded
semi-annually from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of, the Company (including Other Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debt Securities, or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in Common Stock of the Company, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Company's Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plan or any other contractual obligation of the Company (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, or (f) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed ten consecutive semi-annual periods or to extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Company may elect to begin a new Extension Period. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period at least five Business Days prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any automated quotation system or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Junior Subordinated Debt Securities -- Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     The Company has no current intention of exercising its right to defer payments of interest on the Junior Subordinated Debt Securities.

     The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debt Securities in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "Description of Junior Subordinated Debt Securities -- General." If the Company does not make interest payments on the Junior Subordinated Debt Securities, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of Guarantee."

MANDATORY REDEMPTION

     Upon the repayment in full at the Stated Maturity or a redemption at any time in whole or in part of the Junior Subordinated Debt Securities (other than following the distribution of the Junior Subordinated Debt Securities to the holders of the Trust Securities), the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount of Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Junior Subordinated Debt Securities at the Stated Maturity, the Maturity Redemption Price (equal to the principal of, and accrued but unpaid interest on, the Junior Subordinated Debt Securities), (ii) in the case of the redemption of the Junior Subordinated
Debt Securities prior to                , 2007, in connection with the
occurrence of a Special Event, the Special Event Redemption Price (equal to the Special Event Prepayment Price) or (iii) in the case of the optional redemption
of the Junior Subordinated Debt Securities on or after          , 2007, the
Optional Redemption Price (equal to the Optional Prepayment Price). If less than all of the Junior Subordinated Debt Securities are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities (subject to the subordination provisions described under "-- Subordination of Common Securities").

     Redemption of the Junior Subordinated Debt Securities prior to Stated Maturity may be subject to receipt of prior approval by the Regulatory Authorities if then required under applicable capital guidelines or policies of the Regulatory Authorities.

     If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay the Additional Sums (as defined below) as additional amounts on the Junior Subordinated Debt Securities. "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

REDEMPTION PROCEDURES

     Trust Securities shall be redeemed, if at all, at the applicable Redemption Price with the proceeds from the contemporaneous repayment or redemption of the Junior Subordinated Debt Securities. Redemptions of the Trust Securities shall be made and the applicable Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds on hand available for the payment of such applicable Redemption Price. See also " -- Subordination of Common Securities."

     If the Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, with respect to the Capital Securities held in global form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the applicable Redemption Price to the holders of the Capital Securities. See "-- Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Capital Securities held in certificated form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. See " -- Payment and Paying Agency."

Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of the Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Capital Securities will cease, except the right of the holders of the Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the applicable Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantee," Distributions on Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the applicable Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities at its registered address. Unless the Company defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Junior Subordinated Debt Securities, on and after the Redemption Date, Distributions will cease to accrue on the Trust Securities called for redemption.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBT SECURITIES

     The Company will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause a Like Amount of the Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities in liquidation of the Trust; provided, however, that following such distribution of the Junior Subordinated Debt Securities, the Company agrees to use its best efforts to cause such Junior Subordinated Debt Securities to be rated by any nationally recognized rating agency for so long as any such Junior Subordinated Debt Securities are outstanding. Such right is subject to prior approval of the Regulatory Authorities if then required under applicable capital guidelines or policies of the Regulatory Authorities.

     Upon liquidation of the Trust and certain other events, the Junior Subordinated Debt Securities may be distributed to holders of the Capital Securities. Under current United States federal income tax law, a distribution of Junior Subordinated Debt Securities upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of dissolution of the Trust, the distribution of the Junior Subordinated Debt Securities would constitute a taxable event to holders of Capital Securities. Moreover, upon the occurrence of a Special Event, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "Certain United States Federal Income Tax Consequences -- Distribution of Junior Subordinated Debt Securities or Cash Upon Liquidation of the Trust."

     The Trust shall automatically dissolve upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of a Like Amount of the Junior Subordinated Debt Securities to the holders of the Trust Securities if the Company, as Depositor, has given written direction to the Property Trustee to dissolve the Trust (which direction is optional and, except as described above, wholly within the discretion of the Company, as Depositor); (iii) redemption of all of the Trust Securities as described under "-- Mandatory Redemption" above; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

     If a dissolution occurs as described in clause (i), (ii), (iv) or (v) of the immediately preceding paragraph, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debt Securities, unless the Property Trustee determines such distribution would not be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default (or an event that, with notice or the passage of time or both, would become such an Event of Default) has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities with respect to any such Liquidation Distribution. See "-- Subordination of Common Securities."

     "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to that portion of the principal amount of Junior Subordinated Debt Securities to be contemporaneously redeemed in accordance with the Indenture, allocated to the Trust Securities based upon these relative Liquidation Amounts and the proceeds of which will be used to pay the Redemption Price of such Trust Securities and (ii) with respect to a distribution of Junior Subordinated Debt Securities to holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Junior Subordinated Debt Securities having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debt Securities are distributed.

     If the Company elects not to redeem the Junior Subordinated Debt Securities prior to maturity and the Trust is not liquidated and the Junior Subordinated Debt Securities are not distributed to holders of the Trust Securities, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debt Securities at the Stated Maturity.

     After the liquidation date fixed for any distribution of Junior Subordinated Debt Securities to holders of the Trust Securities (i) the Trust Securities will no longer be deemed to be outstanding, (ii) certificates representing a Like Amount of Junior Subordinated Debt Securities will be issued to holders of Trust Securities upon surrender of certificates representing Trust Securities to the Administrative Trustees or their agent for exchange, (iii) any certificates representing Capital Securities not so surrendered for exchange will be deemed to represent a Like Amount of Junior Subordinated Debt Securities accruing interest at the rate provided for in the Junior Subordinated Debt Securities from the last Distribution Date on which a Distribution was made on such certificates until such certificates are so surrendered (or until such certificates are so surrendered, no payments of interest or principal will be made to the holders of Trust Securities with respect to such Junior Subordinated Debt Securities, and (iv) all rights of holders of Trust Securities shall cease, except the right of such holders to receive Junior Subordinated Debt Securities upon surrender of certificates representing Trust Securities.

     There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debt Securities that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debt Securities that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata to the holders of Capital Securities and Common Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default (or an event that, with notice or passage of time or both, would become such an Event of Default) or other Event of Default under the Declaration shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution dates occurring on or prior thereto, or, in the case of payment of the applicable Redemption Price, the full amount of such Redemption Price on all of the outstanding Capital Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the Redemption Price of, the Capital Securities then due and payable.

     In the case of any Event of Default under the Declaration resulting from a Debenture Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Declaration until the effect of all such Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until all such Events of Default under the Declaration have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Capital Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under the Declaration (an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debt Securities -- Debenture Events of Default"); or

          (ii) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (iii) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Declaration (other than a covenant or warranty, a default in the performance of which or the breach of which is addressed in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Issuer Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Declaration; or

          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital

Securities, the Administrative Trustees and the Company, as Depositor, unless such Event of Default shall have been cured or waived. The Company, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

     If a Debenture Event of Default (or an event that, with notice or passage of time or both, would become such an Event of Default) or an Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described above. See "-- Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities" and "-- Subordination of Common Securities."

REMOVAL OF ISSUER TRUSTEES

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust's property may at the time be located, the Company, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust's property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Declaration. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated or any person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Declaration, provided such person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

     The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease all or substantially all of its properties and assets to any corporation or other person, except as described below or as otherwise set forth in the Declaration. The Trust may, at the request of the Company, as Depositor, with the consent of the Administrative Trustees but without the consent of the holders of the Trust Securities, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease all or substantially all of its properties and assets to, a trust organized as such under the laws of any State; provided, however, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debt Securities, (iii) the Successor Securities (if Capital Securities) are listed or traded, or any Successor Securities will be listed or traded upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed or traded, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect,
(vi) such successor entity has a purpose substantially identical and limited to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an "investment company" under the Investment Company Act and (viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE DECLARATION

     Except as provided below and under "Description of Guarantee -- Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

     The Declaration may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities, (i) to cure any ambiguity, correct or supplement any provision in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any such amendments of the Declaration shall become effective when notice thereof is given to the holders of the Trust Securities. The Declaration may be amended by the Issuer Trustees and the Company with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act; provided, however, that, without the consent of each holder of Trust Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Junior Subordinated Debt Securities are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debt Securities, (ii) waive any past default that is waivable under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debt Securities, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debt Securities affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default received from the Debenture Trustee with respect to the Junior Subordinated Debt Securities. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes on account of such action.

     Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Declaration.

     No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities in accordance with the Declaration.

     Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

EXPENSES AND TAXES

     In the Indenture, the Company, as borrower, has agreed to pay all debts and other obligations (other than with respect to payments of Distributions, amounts payable upon redemption and the Liquidation Amount of the Trust Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Trust) and the offering of the Capital Securities, and to pay any and all taxes and all costs and expenses with respect to the foregoing (other than United States withholding taxes) to which the Trust might become subject. The foregoing obligations of the Company under the Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Company.

The Company has also agreed in the Indenture to execute such additional agreement(s) as may be necessary or desirable to give full effect to the foregoing.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

     In the event that Capital Securities are issued in certificated form, such Capital Securities will be in blocks having a Liquidation Amount of not less than $1,000 (one Capital Security) and may be transferred or exchanged in such blocks in the manner and at the offices described below.

     The Capital Securities will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below. See "-- Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

     Transfer of beneficial interests in the Global Capital Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants which may change from time to time.

  Depositary Procedures

     DTC has advised the Trust and the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Trust and the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Underwriters with portions of the principal amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

     Investors in the Global Capital Securities may hold their interests therein directly through DTC, if they are Participants in DTC, or indirectly through organizations which are Participants in such system. All interests in a Global Capital Security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "-- Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

     EXCEPT AS DESCRIBED BELOW, OWNERS OF BENEFICIAL INTERESTS IN THE GLOBAL CAPITAL SECURITIES WILL NOT BE ENTITLED TO HAVE CAPITAL SECURITIES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE OR BE ENTITLED TO RECEIVE PHYSICAL DELIVERY OF CAPITAL SECURITIES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE DECLARATION FOR ANY PURPOSE.

     Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC or its nominee as the registered holder under the Declaration by wire transfer in immediately available funds on each interest payment date. Under the terms of the Declaration, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of, beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities, or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the Global Capital Security, as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities represented by Global Capital Securities held through such Participants will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee or the Trust. Neither the Trust nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Trust and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of Capital Securities (including, without limitation, the presentation of Capital Securities for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the aggregate Liquidation Amount of the Capital Securities represented by the Global Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default, DTC reserves the right to exchange the Global Capital Securities for legended Capital Securities in certificated form and to distribute such Capital Securities to its Participants.

     So long as DTC or its nominee is the registered owner of the Global Capital Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented by the Global Capital Security for all purposes under the Declaration.

     Neither DTC nor its nominee will consent or vote with respect to the Capital Securities. Under its usual procedures, DTC or its nominee would mail an omnibus proxy to the Trust as soon as possible after the relevant record date. The omnibus proxy assigns the consenting or voting rights of DTC or its nominee to those Participants (identified in a listing attached to such omnibus proxy) to whose accounts the Capital Securities are credited on such record date.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust nor the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

  Exchange of Book-Entry Capital Securities for Certificated Capital Securities

     A Global Capital Security is exchangeable for Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is no longer willing or able to properly discharge its responsibilities with respect to the Capital Securities and the Company is unable to locate a qualified successor, or (y) has ceased to be a "clearing agency" registered under the Exchange Act; (ii) the Company at its option elects to terminate the book-entry system through DTC; or (iii) there shall have occurred and be continuing a Debenture Event of Default. In addition, beneficial interests in a Global Capital Security may be exchanged by or on behalf of DTC for certificated Capital Securities upon request by DTC, but only upon at least 20 days prior written notice given to the Property Trustee in accordance with DTC's customary procedures. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

PAYMENT AND PAYING AGENCY

     Payments in respect of the Capital Securities held in global form shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates or in respect of the Capital Securities that are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee, the Administrative Trustees and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

     Bankers Trust Company has informed the Trust that so long as it serves as Paying Agent for the Capital Securities, it anticipates that information regarding Distributions on the Capital Securities, including payment date, record date and redemption information, will be made available through Bankers Trust Company at 1-800-735-7777.

REGISTRAR AND TRANSFER AGENT

     The Property Trustee will act as registrar and transfer agent for the Capital Securities.

     Registration of transfers of the Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Capital Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request or direction of any holder of Trust Securities unless it is offered security or indemnity satisfactory to the Property Trustee against the costs, expenses and liabilities that might be incurred thereby in compliance with such request or direction. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative courses of action, construe ambiguous or inconsistent provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Declaration to vote, then the Property Trustee shall take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes, and so that the Junior Subordinated Debt Securities will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

     Holders of the Trust Securities have no preemptive or similar rights.

     The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

     The Junior Subordinated Debt Securities are to be issued as a separate series under the Indenture. The Indenture has been qualified under the Trust Indenture Act. By its terms, the Indenture will incorporate certain provisions of the Trust Indenture Act, and will be subject to and governed by the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debt Securities and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

GENERAL

     Concurrently with the issuance of the Trust Securities, the Trust will invest the proceeds thereof in Junior Subordinated Debt Securities issued by the Company. The Junior Subordinated Debt Securities will bear interest at the
annual rate of   % of the principal amount thereof, payable semi-annually in
arrears on March   and September   of each year (each, an "Interest Payment
Date"), commencing March   , 1998, to the person in whose name each Junior
Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest

Payment Date. It is anticipated that, until the liquidation of the Trust, each Junior Subordinated Debt Security will be held by the Trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent
permitted by law) at the rate per annum of   % thereof, compounded semi-annually
from the relevant Interest Payment Date. The term "interest" as used herein shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums, as applicable.

     The Junior Subordinated Debt Securities will be issued as a series of Junior Subordinated Debt Securities under the Indenture. Unless previously redeemed or repurchased, the Junior Subordinated Debt Securities will mature on
         , 2027.

     The Junior Subordinated Debt Securities will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt. Because the Company is a bank holding company, the right of the Company to participate in any distribution of assets of any subsidiary, including the Bank, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of such subsidiary, except to the extent that the Company may itself be recognized as a creditor of such subsidiary. Accordingly, the Junior Subordinated Debt Securities will be subordinated to all Senior Debt and effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Junior Subordinated Debt Securities should look only to the assets of the Company for payments on the Junior Subordinated Debt Securities. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See "-- Subordination."

     The Junior Subordinated Debt Securities will rank pari passu with all Other Debentures issued under the Indenture and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt of the Company. See "-- Subordination." The Company is a non-operating holding company and almost all of the operating assets of the Company and its consolidated subsidiaries are owned by such subsidiaries. The Company relies primarily on dividends from such subsidiaries to meet its obligations. The Company is a legal entity separate and distinct from the Bank and its other current and future banking and non-banking affiliates. The Bank is subject to certain restrictions imposed by federal and state law on any extensions of credit to, and certain other transactions with, the Company and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Company and such other affiliates from borrowing from such banks unless the loans are secured by various types of collateral. In addition, payment of dividends to the Company by a bank subsidiary is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. The Other Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Company's Board of Directors or a committee thereof. See "Risk Factors -- Ranking of Obligations Under the Guarantee and the Junior Subordinated Debt Securities" and "Risk Factors -- Status of the Company as a Bank Holding Company."

DENOMINATIONS, REGISTRATION AND TRANSFER

     The Junior Subordinated Debt Securities will be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC if, and only if, distributed to the holders of the Trust Securities. Until such time, the Junior Subordinated Debt Securities will be registered in the name of the Trust and held by the Property Trustee. Should the Junior Subordinated Debt Securities be distributed to holders of the Trust Securities, beneficial interests in the Junior Subordinated Debt Securities will be shown on, and transfers thereof will be effected only through, records maintained by Participants in DTC. Except as described below, Junior Subordinated Debt Securities in certificated form will not be issued in exchange for the global certificates.

     A global security shall be exchangeable for Junior Subordinated Debt Securities registered in the names of persons other than Cede & Co. only if (i) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a "clearing agency" registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary, (ii) the Company in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing a Debenture Event of Default. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Junior Subordinated Debt Securities are issued in certificated form, such Junior Subordinated Debt Securities will be in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations and in the manner and at the offices described below.

     Payments on Junior Subordinated Debt Securities represented by a global security will be made to DTC, as the depositary for the Junior Subordinated Debt Securities. In the event Junior Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debt Securities will be registrable, and Junior Subordinated Debt Securities will be exchangeable for Junior Subordinated Debt Securities of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Junior Subordinated Debt Securities are issued in certificated form, the record dates for payment of interest will be the first day of the last month of each semi-annual period.

     For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Capital Securities -- Form, Denomination, Book-Entry Procedures and Transfer." If the Junior Subordinated Debt Securities are distributed to the holders of the Trust Securities upon the termination of the Trust, the form, denomination, book-entry and transfer procedures with respect to the Capital Securities as described under "Description of Capital Securities -- Form, Denomination, Book-Entry Procedures and Transfer," shall apply to the Junior Subordinated Debt Securities mutatis mutandis.

PAYMENT AND PAYING AGENTS

     Payment of principal of (and premium, if any) and any interest on Junior Subordinated Debt Securities will be made at the office of the Debenture Trustee in New York, New York or at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company, payment of any interest may be made (except in the case of Junior Subordinated Debt Securities in global form), (i) by check mailed to the address of the person entitled thereto as such address shall appear in the register for Junior Subordinated Debt Securities or (ii) by transfer to an account maintained by the person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Junior Subordinated Debt Security will be made to the person in whose name such Junior Subordinated Debt Security is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Company will at all times be required to maintain a Paying Agent in each Place of Payment for the Junior Subordinated Debt Securities.

     Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debt Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law), at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debt Security shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE

     So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest at any time or from time to time for a period not exceeding ten consecutive semi-annual periods with respect to each Extension Period; provided, however, that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. At the end of an Extension Period, the Company must pay all interest then accrued and unpaid on the Junior Subordinated Debt
Securities (together with interest thereon at the annual rate of   %, compounded
semi-annually from the relevant Interest Payment Date, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debt Securities (and holders of the Capital Securities while Capital Securities are outstanding) will be required to accrue interest income (in the form of OID) for United States federal income tax purposes. See "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     During any Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including any Other Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debt Securities, or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including any Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in Common Stock of the Company, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Company's Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plan or any other contractual obligation of the Company (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, or (f) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any Extension Period, the Company may further extend such Extension Period; provided, however, that such extension does not cause such Extension Period to exceed ten consecutive semi-annual periods or to extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debt
Securities (together with interest thereon at the annual rate of   %, compounded
semi-annually, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any automated quotation system or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Company's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

OPTIONAL REDEMPTION

     The Junior Subordinated Debt Securities will be redeemable, in whole or in
part, at the option of the Company at any time on or after          , 2007,
subject to the Company having received prior approval of the Regulatory Authorities if then required under applicable capital guidelines or policies of the Regulatory Authorities, at a redemption price (the "Optional Prepayment Price") equal to the following prices, expressed in percentages of the principal amount of the Junior Subordinated Debt Securities plus accrued and unpaid interest to but excluding the date fixed for redemption. If redeemed during the
12-month period beginning          :

YEAR                                                          PERCENTAGE
----                                                          ----------
2007........................................................
2008........................................................
2009........................................................
2010........................................................
2011........................................................
2012........................................................
2013........................................................
2014........................................................
2015........................................................
2016........................................................

and at 100% on or after     , 2017.

SPECIAL EVENT PREPAYMENT

     If a Special Event shall occur and be continuing, the Company may, at its option and subject to receipt of prior approval of the Regulatory Authorities if then required under applicable capital guidelines or policies of the Regulatory Authorities, prepay the Junior Subordinated Debt Securities prior to
               , 2007 within 90 days after the occurrence of such Special Event, in whole, but not in part, at a prepayment price (the "Special Event Prepayment Price") equal to 100% of the principal amount of such Junior Subordinated Debt Securities plus accrued but unpaid interest to, but excluding the date fixed for, redemption. See "Description of Capital Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities."

     "Special Event" means a Tax Event, an Investment Company Event or a Regulatory Capital Event.

     "Tax Event" means the receipt by the Company of an opinion of independent counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the Issue Date, there is more than an insubstantial risk that (x) if the Junior Subordinated Debt Securities are held by or on behalf of the Trust (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debt Securities, or subject to more than a de minimis amount of other taxes, duties or other governmental charges as determined by such counsel, or (ii) interest payable by the Company on the Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or

(y) with respect to Junior Subordinated Debt Securities which are no longer held by the Trust, any portion of interest payable by the Company on the Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion will not be, deductible by the Company for United States federal income tax purposes.

     An "Investment Company Event" means the receipt by the Company of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change (including an announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of issuance of the Capital Securities.

     A "Regulatory Capital Event" means that the Company shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve or any successor thereto having regulatory jurisdiction over the capital requirements for the Company or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Capital Securities, the Capital Securities do not constitute, or within 90 days of the date thereof, will not constitute, Tier 1 capital (or its then equivalent); provided, however, that the distribution of the Junior Subordinated Debt Securities in connection with the liquidation of the Trust by the Company and the treatment thereafter of the Junior Subordinated Debt Securities as other than Tier 1 capital shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Special Event.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debt Securities to be redeemed at its registered address. Unless the Company defaults in payment of the Special Event Prepayment Price, on and after the prepayment date interest ceases to accrue on the Junior Subordinated Debt Securities.

ADDITIONAL SUMS

     If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the Junior Subordinated Debt Securities such amounts as shall be required so that the Distributions payable by the Trust shall not be reduced as a result of any such additional taxes, duties or other governmental charges. The Company has covenanted in the Indenture that, if and so long as (i) the Trust is the holder of all Junior Subordinated Debt Securities and (ii) a Tax Event in respect of the Trust has occurred and is continuing, the Company will pay Additional Sums to the Trust in respect of such Trust Securities.

RESTRICTIONS ON CERTAIN PAYMENTS

     The Company will also covenant that, if at any time (i) there shall have occurred a Debenture Event of Default, (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee or (iii) the Company shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing, then the Company will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debt Securities, or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company

(including under Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in Common Stock of the Company, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Company's Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plan or any other contractual obligation of the Company (other than a contractual obligation ranking pari passu with or junior in interest to the Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, or (f) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

MODIFICATION OF INDENTURE

     From time to time the Company and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debt Securities, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debt Securities or the holders of the Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of Junior Subordinated Debt Securities, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debt Securities; provided, however, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debt Security so affected, (i) change the Stated Maturity, or reduce the principal amount of the Junior Subordinated Debt Securities, or reduce the rate or extend the time of payment of interest thereon, (ii) reduce the percentage of principal amount of Junior Subordinated Debt Securities, the holders of which are required to consent to any such modification of the Indenture, (iii) change certain provisions relating to the required consent of such holders, or (iv) modify any provisions of the subordination arrangement in a manner adverse to the holders.

     In addition, the Company and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debt Securities, any supplemental Indenture for the purpose of creating any Other Debentures.

DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debt Securities that has occurred and is continuing constitutes a "Debenture Event of Default":

          (i) failure for 30 days to pay any interest on the Junior Subordinated Debt Securities when due (subject to the deferral of any due date in the case of an Extension Period); or

          (ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debt Securities when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

          (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the Junior Subordinated Debt Securities; or

          (iv) certain events in bankruptcy, insolvency or reorganization of the Company; or

          (v) the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with the distribution of the Junior Subordinated Debt Securities to the holder of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

     Subject to certain exceptions specified in the Indenture, the holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debt Securities may declare the principal due and payable immediately upon a Debenture Event of Default and, should the Debenture Trustee or such holders of Junior Subordinated Debt Securities fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debt Securities which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities affected thereby may, on behalf of the holders of all the Junior Subordinated Debt Securities, waive any past default, except a default in the payment of principal of (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debt Security. Should the holders of such Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right. The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case a Debenture Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and the interest on the Junior Subordinated Debt Securities, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debt Securities.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable, a holder of Capital Securities may institute a Direct Action. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. If the right to bring a Direct Action is removed, the Trust may become subject to the reporting obligations under the Exchange Act. Notwithstanding any payments made to a holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Junior Subordinated Debt Securities, and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action.

     The holders of the Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debt

Securities unless there shall have been an Event of Default under the Declaration. See "Description of Capital Securities -- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Company shall not consolidate with or merge with or into any other person or convey, transfer or lease all or substantially all of its properties and assets to any person, and no person shall consolidate with or merge with or into the Company or convey, transfer or lease all or substantially all of its properties and assets to the Company, unless (i) in case the Company consolidates with or merges with or into another person or conveys or transfers all or substantially all of its properties and assets to any person, the successor person is a corporation, partnership, limited liability company or trust organized under the laws of the United States or any state or the District of Columbia, and such successor person expressly assumes the Company's obligations on the Junior Subordinated Debt Securities issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; (iii) if at any time any Capital Securities are outstanding, such transaction is permitted under the Declaration and the Guarantee and does not give rise to any breach or violation of the Declaration or the Guarantee; and
(iv) certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debt Securities.

SUBORDINATION

     In the Indenture, the Company has covenanted and agreed that any Junior Subordinated Debt Securities issued thereunder shall be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Junior Subordinated Debt Securities will be entitled to receive or retain any payment or distribution in respect thereof; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of business.

     In the event of the acceleration of the maturity of the Junior Subordinated Debt Securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of the Junior Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the Junior Subordinated Debt Securities; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of business.

     In the event that the Company shall default in the payment of any principal of (or premium, if any), or interest, if any, on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist or all Senior Debt shall have been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for principal, premium, if any, or interest, if any, on the Junior Subordinated Debt

Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debt Securities.

     "Debt" means (i) the principal of (and premium, if any), and unpaid interest on indebtedness for money borrowed, (ii) purchase money and similar obligations, (iii) obligations under capital leases, (iv) guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Company is responsible for the payment of such indebtedness of others, (v) renewals, extensions and refunding of any such indebtedness, (vi) interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings and (vii) obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts and similar arrangements; provided, however, that Debt shall not include trade accounts payable or accrued liabilities in the ordinary course of business.

     "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of the Company, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debt Securities or the Other Debentures; provided, however, that Senior Debt shall not be deemed to include (i) any Debt of the Company which, when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (ii) any Debt of the Company to any of its subsidiaries, (iii) Debt to any employee of the Company, (iv) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Junior Subordinated Debt Securities as a result of the subordination provisions of the Indenture would be greater than such payments otherwise would have been as a result of any obligation of such holders of such debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject, and (v) any other debt securities issued pursuant to the Indenture.

     The Indenture places no limitation on the amount of Senior Debt that may be incurred by the Company. The Company may from time to time to incur additional indebtedness constituting Senior Debt. At June 30, 1997, the Company had no outstanding Senior Debt.

RESTRICTIONS ON TRANSFER

     The Junior Subordinated Debt Securities will be issued, and may be transferred only, in minimum denominations of not less than $1,000 and multiples of $1,000 in excess thereof. Any transfer, sale or other disposition of Junior Subordinated Debt Securities in a denomination of less than $1,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Junior Subordinated Debt Securities for any purpose, including but not limited to the receipt of payments on such Junior Subordinated Debt Securities, and such transferee shall be deemed to have no interest whatsoever in such Junior Subordinated Debt Securities.

GOVERNING LAW

     The Indenture and the Junior Subordinated Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                            DESCRIPTION OF GUARANTEE

     The Guarantee will be executed and delivered by the Company concurrently with the issuance by the Trust of the Capital Securities for the benefit of the holders from time to time of such Capital Securities. Bankers Trust Company will act as trustee (the "Guarantee Trustee") under the Guarantee Agreement. The Guarantee Agreement will be qualified under the Trust Indenture Act upon effectiveness of the Registration Statement. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

GENERAL

     The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined herein) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accrued and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the applicable Redemption Price with respect to Capital Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of the Capital Securities or the redemption of all of the Capital Securities) the lesser of (a) the Liquidation Distribution, to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities upon liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as required by applicable law. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Capital Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Capital Securities, although it will apply only to the extent that the Trust has funds sufficient to make such payments, and is not a guarantee of collection. If the Company does not make interest payments on the Junior Subordinated Debt Securities held by the Trust, the Trust will not be able to pay Distributions on the Capital Securities and will not have funds legally available therefor.

     The Guarantee will rank subordinate and junior in right of payment to all Senior Debt. See "-- Status of the Guarantee." Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of such subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including deposits, and claimants should look only to the assets of the Company for payments thereunder. See "BancorpSouth." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt, whether under the Indenture, any other indenture that the Company may enter into in the future or otherwise.

     The Company has, through the Guarantee, the Declaration, the Junior Subordinated Debt Securities and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debt Securities and the Guarantee."

STATUS OF THE GUARANTEE

     The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Debt in the same manner as Junior Subordinated Debt Securities.

     The Guarantee will rank pari passu with all Other Guarantees issued by the Company. The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Capital Securities of the Junior Subordinated Debt Securities. The Guarantee does not place a limitation on the amount of additional Senior Debt that may be incurred by the Company. The Company may from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of Capital Securities -- Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder; provided, however, that except with respect to a default in payment of any Guarantee Payment, the Company shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Guarantee provides that the Company shall not assign its obligations under the Guarantee except in connection with a consolidation, merger or sale involving the Company that is permitted under the Indenture and pursuant to which the assignee agrees in writing to perform the obligations of the Company under the Guarantee. See "Description of Junior Subordinated Debt
Securities -- Consolidation, Merger, Sale of Assets and Other Transactions."

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company on any of its payments or other obligations under the Guarantee Agreement (subject to certain notice to the Company and an opportunity to cure such default, and the occurrence of an event of default under the Indenture or Declaration), undertakes to perform only such duties as are specifically set forth in the Guarantee and, during the occurrence and continuance of such an event of default under the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Capital Securities unless it is offered security and indemnity reasonably satisfactory to the Guarantee Trustee against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Capital Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of Junior Subordinated Debt Securities to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                   RELATIONSHIP AMONG THE CAPITAL SECURITIES,
           THE JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Capital Securities (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantee." Taken together, the Company's obligations under the Junior Subordinated Debt Securities, the Indenture, the Declaration and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. If and to the extent that the Company does not make payments on the Junior Subordinated Debt Securities, the Trust will not pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Capital Securities is to institute a Direct Action. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all Senior Debt.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the Junior Subordinated Debt Securities, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because (i) the aggregate principal amount or Prepayment Price of the

Junior Subordinated Debt Securities will be equal to the sum of the aggregate Liquidation Amount or Redemption Price, as applicable, of the Trust Securities;
(ii) the interest rate and interest and other payment dates on the Junior Subordinated Debt Securities will match the Distribution rate and Distribution and other payment dates for the Capital Securities; (iii) the Company shall pay for all costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

     A holder of any Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     A default or event of default under any Senior Debt would not constitute a default or Event of Default under the Declaration. However, in the event of payment defaults under, or acceleration of, Senior Debt, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debt Securities until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debt Securities would constitute an Event of Default under the Declaration.

LIMITED PURPOSE OF THE TRUST

     The Capital Securities evidence a beneficial interest in the Trust, and the Trust exists for the sole purpose of issuing the Capital Securities and Common Securities, investing the proceeds of the Trust Securities in Junior Subordinated Debt Securities and engaging in other activities necessary or incidental thereto.

RIGHTS UPON DISSOLUTION

     Upon any voluntary or involuntary dissolution, winding-up or liquidation of the Trust involving the liquidation of the Junior Subordinated Debt Securities, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Capital Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Junior Subordinated Debt Securities, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any shareholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Capital Securities and a holder of Junior Subordinated Debt Securities relative to other creditors and to shareholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company, special tax counsel to the Company and the Trust ("Tax Counsel"), the following summary accurately describes certain of the material United States federal income tax consequences that may be relevant to the purchase, ownership and disposition of Capital Securities. Unless otherwise stated, this summary deals only with Capital Securities held as capital assets by United States Holders (as defined below) who purchase the Capital Securities upon original issuance at their original offering price. As used herein, a "United States Holder" means (i) a person that is a citizen or resident of the United States, (ii) a corporation, or other entity taxable as a corporation created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United

States federal income taxation regardless of its source, or (iv) a trust the income of which is subject to United States federal income tax regardless of its source; provided, however, that for taxable years beginning after December 31, 1996 (or if a trustee so elects, for taxable years ending after August 20, 1996), a "United States Holder" shall include any trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all the substantial decisions of such trust. The tax treatment of a holder may vary depending on his, her or its particular situation. This summary does not address all the tax consequences that may be relevant to a particular holder or to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. In addition, this summary does not include any description or any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to a holder of Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations and the opinions of Tax Counsel are not binding on the Internal Revenue Service (the "IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein.

     HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE CAPITAL SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS SEE "DESCRIPTION OF CAPITAL SECURITIES -- LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBT SECURITIES."

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     In connection with the issuance of the Junior Subordinated Debt Securities, Tax Counsel is of the opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Junior Subordinated Debt Securities will be classified as indebtedness for United States federal income tax purposes. The Company, the Trust and the holders of the Capital Securities (by acceptance of a beneficial interest in a Capital Security) will agree to treat the Junior Subordinated Debt Securities as indebtedness for all United States federal income tax purposes.

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the Capital Securities, Tax Counsel is of the opinion that, under current law and assuming full compliance with the terms of the Declaration and other documents, and based upon certain facts and assumptions contained in such opinion, the Trust will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debt Securities and, thus, will be required to include in its gross income its allocable share of interest (or OID) on the Junior Subordinated Debt Securities.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under applicable Treasury regulations, a debt instrument will be deemed to be issued with OID if there is more than a remote contingency that periodic stated interest payments due on the instrument will not be timely paid. The Company believes that the likelihood of its exercising the option is remote within the meaning of such regulations. See "Description of Capital
Securities -- Distributions" and "Description of Junior Subordinated Debt Securities -- Option to Extend Interest Payment Date." As a result, the Company intends to take the position, based on the advice of Tax Counsel, that the Junior Subordinated Debt Securities will not be deemed to be issued with OID. Accordingly, based upon this position, and except as set forth below, stated interest on the Junior Subordinated Debt Securities generally will be taxable to a United States Holder as ordinary income at the time it is paid or accrued in accordance with such United States Holder's regular method of tax accounting.

     If, however, the Company exercises its right to defer payments of interest on the Junior Subordinated Debt Securities, the Junior Subordinated Debt Securities will become OID instruments at such time and, consequently, United States Holders of the Capital Securities, regardless of their regular method of tax accounting, will be required to accrue their pro rata share of OID (which will include both the stated interest and the de minimis OID, if any, on the Junior Subordinated Debt Securities) on a daily basis during the Extension Period, even though the Company will not pay such interest until the end of the Extension Period, and even though some United States Holders may use the cash method of tax accounting. Moreover, thereafter the Junior Subordinated Debt Securities will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of an Extension Period, all United States Holders would be required to continue to include their pro rata share of OID on the Junior Subordinated Debt Securities in income on a daily basis, regardless of their regular method of tax accounting and in advance of the receipt of the cash attributable to such interest income. Under the OID economic accrual rules, a United States Holder would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the Junior Subordinated Debt Securities, and actual cash payments of interest on the Junior Subordinated Debt Securities would not be reported separately as taxable income. Any amount of OID included in a United States Holder's gross income (whether or not during an Extension Period) with respect to a Capital Security will increase such United States Holder's tax basis in such Capital Security, and the amount of Distributions received by a United States Holder in respect of such accrued OID will reduce the tax basis of such Capital Security.

     The Treasury regulations described above have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a contrary position. If the IRS were to assert successfully that the stated interest on the Junior Subordinated Debt Securities was OID regardless of whether the Company exercises its option to defer payments of interest on such debt securities, all United States Holders of Capital Securities would be required to include such OID in income on a daily economic accrual basis as described above.

     Because income on the Capital Securities will constitute interest or OID, corporate holders of Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized by such holders with respect to the Capital Securities.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBT SECURITIES OR CASH UPON LIQUIDATION OF THE TRUST

     As described under the caption "Description of the Capital
Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities," Junior Subordinated Debt Securities may be distributed to United States Holders in exchange for the Capital Securities and in liquidation of the Trust. Under current law, such a distribution would be non-taxable and will result in the holder receiving directly its pro rata share of the Junior Subordinated Debt Securities previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such holder had in its Capital Securities before such distribution. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debt Securities, the distribution of the Junior Subordinated Debt Securities to holders would be a taxable event to the Trust and to each United States Holder, and a United States Holder would recognize gain or loss as if the holder had exchanged its Capital Securities for the Junior Subordinated Debt Securities it received upon liquidation of the Trust. Moreover, a United States Holder's holding period in the Junior Subordinated Debt Securities would begin on the date such Junior Subordinated Debt Securities were received.

     A United States Holder would accrue interest in respect of the Junior Subordinated Debt Securities received from the Trust in the manner described above under " -- Interest Income and Original Issue Discount."

     Under certain circumstances described herein (see "Description of Capital Securities -- Mandatory Redemption"), the Junior Subordinated Debt Securities may be redeemed for cash, with the proceeds of such redemption distributed to United States Holders in redemption of their Capital Securities. Under current law, such a redemption would constitute a taxable disposition of the redeemed Capital Securities for United States federal income tax purposes, and a United States Holder would recognize gain or loss as if it sold such redeemed Capital Securities for cash. See " -- Sales of Capital Securities."

SALES OF CAPITAL SECURITIES

     A United States Holder that sells Capital Securities (including a redemption of Capital Securities by the Company) will recognize gain or loss equal to the difference between the amount realized by such United States Holder on the sale of the Capital Securities (except to the extent that such amount realized is characterized as a payment in respect of accrued but unpaid interest on such United States Holder's allocable share of the Junior Subordinated Debt Securities that the holder had not included in gross income previously) and the holder's adjusted tax basis in the Capital Securities sold or redeemed. Such gain or loss generally will be a capital gain or loss, and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year (and such gain will be subject to a reduced rate applicable to non-corporate taxpayers if held for more than 18 months). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

NON-UNITED STATES HOLDERS

     As used herein, the term "Non-United States Holder" means any person that is not a United States Holder. As discussed above, the Capital Securities will be treated as evidence of an indirect beneficial ownership interest in the Junior Subordinated Debt Securities. See "-- Classification of the Trust." Thus under current United States federal income tax law, and subject to the discussion below concerning backup withholding:

          (a) no withholding of United States federal income tax will be required with respect to the payment by the Company or any paying agent of principal or interest (which for purposes of this discussion includes any OID) on the Junior Subordinated Debt Securities to a Non-United States Holder, provided (i) that the beneficial owner of the Capital Securities ("Beneficial Owner") does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the Beneficial Owner is not a controlled foreign corporation that is related to the Company through stock ownership, and (iii) of the Beneficial Owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder; and

          (b) no withholding of United States federal income tax will be required with respect to any gain realized by a Non-United States Holder upon the sale or other disposition of the Capital Securities.

     To satisfy the requirement referred to in (a)(iii) above, the Beneficial Owner, or a financial institution holding the Capital Securities on behalf of such owner, must provide, in accordance with specified procedures, to the Trust or its paying agent, a statement to the effect that the Beneficial Owner is not a United States Holder. Pursuant to current temporary Treasury regulations, these requirements will be met if (1) the Beneficial Owner provides his name and address, and certifies, under penalties of perjury, that it is not a United States person (which certification may be made on an IRS Form W-8 (or successor form)) or (2) a financial institution holding the Capital Securities on behalf of the Beneficial Owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof.

     If a Non-United States Holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of interest made to such Non-United States Holder will be subject to a 30% withholding tax unless the Beneficial Owner provides the Company or its paying agent, as the case may be, with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from, or a reduction of, such withholding tax under the benefit of a tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid on the Junior Subordinated Debt Securities is not subject to withholding tax because it is effectively connected with the Beneficial Owner's conduct of a trade or business in the United States.

     If a Non-United States Holder is engaged in a trade or business in the United States and interest on the Junior Subordinated Debt Securities is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a United States Holder. In addition, if such Non-United States Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest income would be included in such foreign corporation's earnings and profits.

     Any gain realized upon the sale or other disposition of the Capital Securities generally will not be subject to United States federal income tax unless (i) such gain is effectively connected with a trade or business in the United States of the Non-United States Holder, (ii) in the case of a Non-United States Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement, and certain other conditions are met, or (iii) in the case of any gain representing accrued interest on the Junior Subordinated Debt Securities, the requirements described above are not satisfied.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Income on the Capital Securities held of record by United States Holders (other than corporations and other exempt holders) will be reported annually to such holders and to the IRS. The Administrative Trustees currently intend to deliver such reports to holders of record prior to January 31 following each calendar year. It is anticipated that persons who hold Capital Securities as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.

     "Backup withholding" at a rate of 31% will apply to payments of interest to non-exempt United States Holders unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions. No information reporting or backup withholding will be required with respect to payments made by the Trust or any paying agent to Non-United States Holders if a statement described in (a)(iv) under "Non-United States Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a United States person.

     In addition, backup withholding and information reporting will not apply if payments of the principal, interest, OID or premium on the Junior Subordinated Debt Securities are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the Beneficial Owner, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of the Capital Securities to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the Beneficial Owner is not a United States person and certain other conditions are met or (2) the Beneficial Owner otherwise establishes an exemption.

     Payment of the proceeds from disposition of Capital Securities to or through a United States office of a broker is subject to information reporting and backup withholding unless the holder or Beneficial Owner establishes an exemption from information reporting and backup withholding.

     Any amounts withheld from a holder of the Capital Securities under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability, provided the required information is furnished to the IRS.

                          CERTAIN ERISA CONSIDERATIONS

     The Company and other affiliates of the Company may each be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many employee benefit plans ("Plans") that are subject to ERISA. The purchase of Capital Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Company or any other affiliate of the Company is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Capital Securities are acquired pursuant to and in accordance with an applicable exemption. Any pension or other employee benefit plan proposing to acquire any Capital Securities should consult with its counsel to determine if the prohibited transaction rules of ERISA or the Code prohibit the acquisition, or if there is an exemption which would permit the acquisition, and if the acquisition is otherwise prudent for the Plan.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement with respect hereto (the "Underwriting Agreement"), the Trust has agreed to sell to each of the Underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the Liquidation Amount of Capital Securities set forth opposite its name below:

UNDERWRITERS                                                  LIQUIDATION AMOUNT
------------                                                  ------------------
Salomon Brothers Inc........................................     $
                                                                 -----------
Keefe, Bruyette & Woods, Inc................................
                                                                 -----------
          Total.............................................     $75,000,000
                                                                 ===========

     In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Capital Securities offered hereby if any Capital Securities are purchased. In the even of, default by an Underwriter, the Underwriting Agreement provides that in certain circumstances the Underwriting Agreement may be terminated.

     The Company has been advised by the Underwriters that they propose initially to offer the Capital Securities to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at
such price less a concession of not more than   % of the principal amount of the
Capital Securities. The Underwriters may allow and such dealers may reallow a
concession of not more than   % of the principal amount of the Capital
Securities to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

     The Company has been advised by the Underwriters that they intend to make a market in the Capital Securities, but that they are not obligated to do so and may discontinue making a market at any time without notice. The Company currently has no intention to list the Capital Securities on any securities exchange, and there can be no assurance given as to the liquidity of the trading market for the Capital Securities.

     The Underwriting Agreement provides that the Company will indemnify the several Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

     Certain Underwriters and their affiliates have from time to time provided, and may in the future provide, investment banking and commercial banking services to the Company, for which they received or will receive customary fees.

     Salomon Brothers Inc, on behalf of the Underwriters, may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Capital Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the prices of the Capital Securities to be higher than they would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Capital Securities, the enforceability of the Declaration and the creation of the Trust will be passed upon by Richard, Layton & Finger, Wilmington, Delaware, special counsel to the Trust and the Company. The validity of the Guarantee and the Junior Subordinated Debt Securities and certain matters relating to United States federal income tax considerations will be passed upon for the Company by Waller Lansden Dortch & Davis, A Professional Limited Liability Company, Nashville, Tennessee. Certain legal matters concerning this offering will be passed upon on behalf of the Company by Riley, Ford, Caldwell & Cork, P.A., Tupelo, Mississippi. Frank A. Riley, a shareholder of such firm, is a director of the Company. Certain legal matters will be passed upon for the Underwriters by Cravath, Swaine & Moore, New York, New York. Cravath, Swaine & Moore will rely on the opinion of Richard, Layton & Finger, Wilmington, Delaware, as to matters of Delaware law.

                                    EXPERTS

     The Consolidated Financial Statements of the Company, as of December 31, 1996, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference in this Prospectus and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

              ------------------------------------

                        TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    2
Incorporation of Certain Information
  by Reference........................    2
Summary...............................    4
Risk Factors..........................    7
Use of Proceeds.......................   12
BancorpSouth Capital Trust I..........   12
BancorpSouth..........................   13
Selected Historical Consolidated
  Financial Information...............   17
Ratio of Earnings to Fixed Charges....   18
Capitalization........................   19
Accounting Treatment..................   20
Description of Capital Securities.....   20
Description of Junior Subordinated
  Debt Securities.....................   32
Description of Guarantee..............   42
Relationship Among the Capital
  Securities, the Junior Subordinated
  Debt Securities and the Guarantee...   44
Certain United States Federal Income
  Tax Consequences....................   45
Certain ERISA Considerations..........   50
Underwriting..........................   51
Legal Matters.........................   51
Experts...............................   52

$75,000,000

BANCORPSOUTH CAPITAL
TRUST I

                                                    % CAPITAL TRUST PASS-THROUGH
SECURITIES(R) (TRUPS(R))

(LIQUIDATION AMOUNT $1,000 PER
CAPITAL SECURITY)

FULLY AND UNCONDITIONALLY GUARANTEED,
AS DESCRIBED HEREIN, BY

BANCORPSOUTH, INC.

SALOMON BROTHERS INC
KEEFE, BRUYETTE & WOODS, INC.

PROSPECTUS

DATED                  , 1997

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses of this offering, which are to be paid by the Company, are estimated as follows:

Commission Registration Fee.................................  $ 22,728
Legal Fees and Expenses.....................................   280,000
Auditors' Fees and Expenses.................................    30,000
Transfer Agent and Registrar Fees...........................     5,000
Printing Expenses...........................................   100,000
Miscellaneous Expenses......................................    37,272
                                                              --------
          Total.............................................  $475,000
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Articles VIII and IX of the Company's Restated Articles of Incorporation, as amended, provide as follows:

                                  ARTICLE VIII

                 ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS

     A director of the Company shall not be personally liable to the Company or its shareholders for money damages for any action taken, or any failure to take action, as a director, except for liability for:

          (i) the amount of a financial benefit received by a director to which he is not entitled;

          (ii) an intentional infliction of harm on the Company or the shareholders;

          (iii) a violation of Section 79-4-8.33 of the Mississippi Business Company Act (the "Act"); or

          (iv) an intentional violation of criminal law.

     If the Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Act, as so amended. Any repeal or modification of the provisions of this
Article 8 by the shareholders shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

                                   ARTICLE IX

                                INDEMNIFICATION

     (a) The Company shall indemnify, and upon request shall advance expenses prior to final disposition of a proceeding to, any person (or the estate or personal representative of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred in the action, suit or proceeding: (i) to the full extent permitted by Section 79-4-8.51 of the Act, and (ii) despite the fact that such person has not met the standard of conduct set forth in Section 79-4-8.51(a) of the Act or would be disqualified for indemnification under
Section 79-4-8.51(d) of the Act, if a determination is made by a person or persons enumerated in Section 79-4-8.55(b) of the Act that (A) the director, officer, employee or agent is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, and (B) the acts or omissions of the officer, employee or agent did not constitute gross negligence or willful misconduct. A request for reimbursement or advancement of expenses prior to final disposition of the proceeding need not be accompanied by the affirmation required by Section 79-4-8.53(1) of the Act, but the remaining provisions of Section 79-4-8.53 of the Act shall be applicable to any such request. The Company may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him or her.

     (b) The rights to indemnification and advancement of expenses set forth in Subsection (a) of this Article 9 are intended to be greater than those which are otherwise provided for in the Act, are contractual between the Company and the person being indemnified, and the heirs, executors and administrators of such person, and in this respect are mandatory, notwithstanding a person's failure to meet the standard of conduct required for permissive indemnification under the Act, as amended from time to time. The rights to indemnification and advancement of expenses set forth in Subsection (a) of this Article 9 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancements of expenses may be entitled or granted by law, these Articles of incorporation, the Bylaws, a resolution of the Board of Directors, vote of the shareholders of the Company, or an agreement with the Company, which means of indemnification and advancement of expenses are hereby specifically authorized. Any repeal or modification of the provisions of this Article 9 shall not affect any obligations of the Company or any rights regarding indemnification and advancement of expenses of a director, officer, employee or agent with respect to any threatened, pending or completed action, suit or proceeding for which indemnification or the advancement of expenses is requested, in which the alleged cause of action accrued at any time prior to such repeal or modification. If an amendment to the Act hereafter limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this Article 9 which occur subsequent to the effective date of such amendment.

     (c) If this Article 9 or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each director, officer, employee or agent of the Company as to any liability incurred or other amounts paid with respect to any proceeding, including, without limitation, a grand jury proceeding and any proceeding by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Article 9 that shall not have been invalidated, by the Act, or by any other applicable law. Unless the context otherwise requires, terms used in this Article 9 shall have the meanings given in Section 79-4-8.50 of the Act.

ITEM 16.  EXHIBITS

     (a) Exhibits

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
 1.1      --   Form of Underwriting Agreement
 3.1      --   Restated Articles of Incorporation of the Company(1)
 3.2      --   Amendment to Articles of Incorporation of Company, as filed on May 4, 1994(1)
 3.3      --   Bylaws of the Company, as amended(2)
 4.1      --   Specimen BancorpSouth Common Stock Certificate(3)
 4.2      --   Form of Junior Subordinated Indenture between the Company
               and Bankers Trust Company, as Debenture Trustee
 4.3      --   Certificate of Trust of BancorpSouth Capital Trust I
 4.4      --   Declaration of Trust among the Company, Bankers Trust
               Company, as Property Trustee, Bankers Trust (Delaware), as
               Delaware Trustee, and the Administrative Trustees named
               therein, dated August 22, 1997

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
 4.5      --   Form of Amended and Restated Declaration of Trust among the
               Company, Bankers Trust Company, as Property Trustee, Bankers
               Trust (Delaware), as Delaware Trustee, and the
               Administrative Trustees named therein
 4.6      --   Form of Capital Security Certificate to be issued by
               BancorpSouth Capital Trust I (included in Exhibit 4.5)
 4.7      --   Form of Security for   % Junior Subordinated Debt Security
               to be issued by the Company (included in Exhibit 4.2)
 4.8      --   Form of Guarantee Agreement to be entered into by the
               Company and Bankers Trust Company, as Guarantee Trustee
 5.1      --   Opinion of Waller Lansden Dortch & Davis, A Professional
               Limited Liability Company
 5.2      --   Opinion of Richards, Layton & Finger
 8.1      --   Opinion of Waller Lansden Dortch & Davis, A Professional
               Limited Liability Company, as to certain federal income tax matters
10.1      --   Stock Bonus Agreement, dated as of November 6, 1987, between the Company and Aubrey B. Patterson, Jr.(4)
10.2      --   Escrow Agreement, dated as of November 6, 1987, between
               BancorpSouth Bank and Aubrey B. Patterson, Jr.(4)
10.3      --   Form of Deferred Compensation Agreement between the Company and certain key executives(5)
10.4      --   1994 Stock Incentive Plan(3)
10.5      --   1995 Non-Qualified Stock Option Plan for Non-Employee
               Directors(3)
10.6      --   Stock Bonus Agreement, dated as of January 17, 1995, between the Company and Michael W. Weeks(6)
10.7      --   Escrow Agreement, dated as of January 17, 1995, between
               BancorpSouth Bank and Michael W. Weeks(6)
12.1      --   Statement re computation of ratio of earnings to fixed
               charges
23.1      --   Consent of KPMG Peat Marwick LLP
23.2      --   Consent of Waller Lansden Dortch & Davis, A Professional
               Limited Liability Company (included in opinions filed as
               Exhibits 5.1 and 8.1)
23.3      --   Consent of Richards, Layton & Finger (included in opinion
               filed as Exhibit 5.2)
23.4      --   Consent of Riley, Ford, Caldwell & Cork, P.A.
24.1      --   Power of Attorney (included on page II-6)
25.1      --   Form T-1 Statement of Eligibility of Bankers Trust Company
               to act as trustee under the Junior Subordinated Indenture, under the Amended and Restated Declaration of Trust and
               under the Guarantee for the benefit of the holders of
               Capital Securities

---------------

(1) Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-4, filed on January 6, 1995, (registration No. 33-88274).
(2) Incorporated by reference to exhibits filed with the Company's Registration Statement on Form 8-A, filed on May 14, 1997.
(3) Incorporated by reference to exhibits filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1994.
(4) Incorporated by reference to exhibits filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1987.
(5) Incorporated by reference to exhibits filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1988.

(6) Incorporated by reference to exhibits filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

ITEM 17.  UNDERTAKINGS.

     Each of the undersigned Registrants hereby undertakes:

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, BancorpSouth certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on the 25th day of August, 1997.

                                          BANCORPSOUTH, INC.

                                          By:   /s/ AUBREY B. PATTERSON
                                            ------------------------------------
                                                    Aubrey B. Patterson
                                                 Chairman of the Board and
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aubrey B. Patterson and L. Nash Allen, Jr., and each or either of them, his true and lawful attorney-in-fact, as agent and with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, and their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                        NAME                                       TITLE                   DATE
                        ----                                       -----                   ----
               /s/ AUBREY B. PATTERSON                 Chairman of the Board, Chief   August 25, 1997
-----------------------------------------------------    Executive Officer, Director
                 Aubrey B. Patterson                     (principal executive
                                                         officer)

               /s/ L. NASH ALLEN, JR.                  Treasurer and Chief Financial  August 25, 1997
-----------------------------------------------------    Officer (principal
                 L. Nash Allen, Jr.                      financial and accounting
                                                         officer)

                   /s/ S. H. DAVIS                     Director                       August 25, 1997
-----------------------------------------------------
                     S. H. Davis

               /s/ HASSELL H. FRANKLIN                 Director                       August 25, 1997
-----------------------------------------------------
                 Hassell H. Franklin

             /s/ FLETCHER H. GOODE, M.D.               Director                       August 25, 1997
-----------------------------------------------------
               Fletcher H. Goode, M.D.

              /s/ J. LOUIS GRIFFIN, JR.                Director                       August 25, 1997
-----------------------------------------------------
                J. Louis Griffin, Jr.

               /s/ W. G. HOLLIMAN, JR.                 Director                       August 25, 1997
-----------------------------------------------------
                 W. G. Holliman, Jr.

                        NAME                                       TITLE                   DATE
                        ----                                       -----                   ----
                /s/ A. DOUGLAS JUMPER                  Director                       August 25, 1997
-----------------------------------------------------
                  A. Douglas Jumper

                /s/ TURNER O. LASHLEE                  Director                       August 25, 1997
-----------------------------------------------------
                  Turner O. Lashlee

                  /s/ ALAN W. PERRY                    Director                       August 25, 1997
-----------------------------------------------------
                    Alan W. Perry

                 /s/ FRANK A. RILEY                    Director                       August 25, 1997
-----------------------------------------------------
                   Frank A. Riley

                 /s/ TRAVIS E. STAUB                   Director                       August 25, 1997
-----------------------------------------------------
                   Travis E. Staub

            /s/ ANDREW R. TOWNES, D.D.S.               Director                       August 25, 1997
-----------------------------------------------------
              Andrew R. Townes, D.D.S.

                /s/ LOWERY A. WOODALL                  Director                       August 25, 1997
-----------------------------------------------------
                  Lowery A. Woodall

     Pursuant to the requirements of the Securities Act of 1933, as amended, BancorpSouth Capital Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on the 25th day of August, 1997.

                                          BANCORPSOUTH CAPITAL TRUST I

                                          By:   /s/ AUBREY B. PATTERSON
                                            -----------------------------------
                                            Aubrey B. Patterson
                                            Administrative Trustee

                                          By:    /s/ L. NASH ALLEN, JR.
                                            ------------------------------------
                                            L. Nash Allen, Jr.
                                            Administrative Trustee

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
 1.1      --   Form of Underwriting Agreement
 3.1      --   Restated Articles of Incorporation of the Company(1)
 3.2      --   Amendment to Articles of Incorporation of Company, as filed on May 4, 1994(1)
 3.3      --   Bylaws of the Company, as amended(2)
 4.1      --   Specimen BancorpSouth Common Stock Certificate(3)
 4.2      --   Form of Junior Subordinated Indenture between the Company
               and Bankers Trust Company, as Debenture Trustee
 4.3      --   Certificate of Trust of BancorpSouth Capital Trust I
 4.4      --   Declaration of Trust among the Company, Bankers Trust
               Company as Property Trustee, Bankers Trust (Delaware), as
               Delaware Trustee, and the Administrative Trustees named
               therein, dated August 22, 1997
 4.5      --   Form of Amended and Restated Declaration of Trust among the
               Company, Bankers Trust Company, as Property Trustee, Bankers
               Trust (Delaware), as Delaware Trustee, and the
               Administrative Trustees named therein
 4.6      --   Form of Capital Security Certificate to be issued by
               BancorpSouth Capital Trust I (included in Exhibit 4.5)
 4.7      --   Form of Security for   % Junior Subordinated Debt Security
               to be issued by the Company (included in Exhibit 4.2)
 4.8      --   Form of Guarantee Agreement to be entered into by the
               Company and Bankers Trust Company, as Guarantee Trustee
 5.1      --   Opinion of Waller Lansden Dortch & Davis, A Professional
               Limited Liability Company
 5.2      --   Opinion of Richards, Layton & Finger
 8.1      --   Opinion of Waller Lansden Dortch & Davis, A Professional
               Limited Liability Company, as to certain federal income tax matters
10.1      --   Stock Bonus Agreement, dated as of November 6, 1987, between the Company and Aubrey B. Patterson, Jr.(4)
10.2      --   Escrow Agreement, dated as of November 6, 1987, between
               BancorpSouth Bank and Aubrey B. Patterson, Jr.(4)
10.3      --   Form of Deferred Compensation Agreement between the Company and certain key executives(5)
10.4      --   1994 Stock Incentive Plan(3)
10.5      --   1995 Non-Qualified Stock Option Plan for Non-Employee
               Directors(3)
10.6      --   Stock Bonus Agreement, dated as of January 17, 1995, between the Company and Michael W. Weeks(6)
10.7      --   Escrow Agreement, dated as of January 17, 1995, between
               BancorpSouth Bank and Michael W. Weeks(6)
12.1      --   Statement re computation of ratio of earnings to fixed
               charges
23.1      --   Consent of KPMG Peat Marwick LLP
23.2      --   Consent of Waller Lansden Dortch & Davis, A Professional
               Limited Liability Company (included in opinions filed as
               Exhibits 5.1 and 8.1)

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
23.3      --   Consent of Richards, Layton & Finger (included in opinion
               filed as Exhibit 5.2)
23.4      --   Consent of Riley, Ford, Caldwell & Cork, P.A.
24.1      --   Power of Attorney (included on page II-6)
25.1      --   Form T-1 Statement of Eligibility of Bankers Trust Company
               to act as trustee under the Junior Subordinated Indenture, under the Amended and Restated Declaration of Trust and
               under the Guarantee for the benefit of the holders of
               Capital Securities

---------------

(1) Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-4, filed on January 6, 1995, (registration No. 33-88274).
(2) Incorporated by reference to exhibits filed with the Company's Registration Statement on Form 8-A, filed on May 14, 1997.
(3) Incorporated by reference to exhibits filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1994.
(4) Incorporated by reference to exhibits filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1987.
(5) Incorporated by reference to exhibits filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1988.
(6) Incorporated by reference to exhibits filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1995.